Registration No. 333-34948
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              Young & Rubicam Inc.
             (Exact name of Registrant as specified in its charter)

            Delaware                                           13-1493710
 (State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                          Identification Number)

                               285 Madison Avenue
                            New York, New York 10017
                                 (212) 210-3000

          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                           Stephanie W. Abramson, Esq.
                  Executive Vice President and General Counsel
                              Young & Rubicam Inc.
                               285 Madison Avenue
                            New York, New York 10017
                                 (212) 210-3000

            (Name, address, including zip code, and telephone number,
              including area code, of agent for service) Copies to:

                             Stephen H. Shalen, Esq.
                           Christopher J. Walton, Esq.
                       Cleary, Gottlieb, Steen & Hamilton
                                One Liberty Plaza
                            New York, New York 10006
                                 (212) 225-2000

                                ----------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.|X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.|_|

                                 ______________

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its Effective Date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



       X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X The information in this preliminary prospectus is not complete X
       X  and may be changed. These securities may not be sold until the   X
       X  registration statement filed with the Securities and Exchange    X
       X  Commission is effective. This preliminary prospectus is not an   X
       X  offer to sell nor does it seek an offer to buy these securities  X
       X in any jurisdiction where the offer or sale is not permitted. X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X


                    SUBJECT TO COMPLETION, DATED JULY 10, 2000


PROSPECTUS
                              YOUNG & RUBICAM INC.

                   $287,500,000 aggregate principal amount of
                   3% Convertible Subordinated Notes Due 2005
                    (Interest payable January 15 and July 15)
                                       and
             shares of common stock issuable upon conversion thereof

                                ----------------

         This prospectus relates to (i) $287,500,000 aggregate principal amount of 3% convertible subordinated notes due 2005 of Young & Rubicam Inc., a Delaware corporation, and (ii) the shares of common stock, par value $0.01 per share, of Y&R issuable upon conversion of the notes. The notes and the common stock that are offered for resale in this prospectus are offered for the accounts of their current holders, to whom we refer as the selling securityholders.

         The notes are convertible into common stock of Y&R at any time between April 20, 2000 and January 14, 2005, unless Y&R has previously redeemed or repurchased the notes, at a conversion price of $73.36 (which is equal to a conversion rate of 13.6314 shares per $1,000 principal amount), subject to adjustment. The common stock is listed on the New York Stock Exchange under the symbol "YNR." On July 7, 2000, the last sale price of the common stock as reported on the New York Stock Exchange Composite Tape was $57.94 per share.

         Y&R will not receive any of the proceeds from sales of the notes or the shares of common stock by the selling securityholders. The notes and the shares of common stock may be offered in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices. The selling securityholders may be deemed to be "underwriters" as defined in the Securities Act of 1933, as amended. If any broker-dealers are used by the selling securityholders, any commissions paid to broker-dealers and, if broker-dealers purchase any notes or shares as principal, any profits received by such broker-dealers on the resale of the notes or shares of common stock, may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any profits realized by the selling securityholders may be deemed to be underwriting commissions.

         This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered hereby by any person in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation.

         Investing in the notes or shares of common stock involves certain risks. See "Risk Factors" beginning on page 8.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.







                                   July , 2000

                                TABLE OF CONTENTS

                                                                 Page
                                                                 ----

Incorporation of Documents by Reference...........................2

Cautionary Statement Regarding Forward-Looking Statements.........3

Prospectus Summary................................................4

Risk Factors......................................................8

Recent Developments..............................................14

Use of Proceeds..................................................14

Price Range of Common Stock and Dividend Policy..................14

Ratio of Earnings to Fixed Charges (Coverage Deficiency).........15

Description of Notes.............................................16

Certain United States Federal Income Tax Considerations..........34

Certain United Kingdom Income Tax Considerations ................38

Selling Securityholders..........................................39

Plan of Distribution.............................................40

Legal Matters....................................................41

Experts..........................................................42

                                ----------------

                     INCORPORATION OF DOCUMENTS BY REFERENCE

      We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may review the reports and other information we have filed without charge at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies may also be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates or at the SEC's web site at http://www.sec.gov. For further information on the operation of the public reference rooms, please call 1-800-SEC-0330. You may also review these materials at the regional offices of the SEC at 7 World Trade Center, Suite 1300, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. These materials may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

      We have chosen to "incorporate by reference" in this prospectus information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we include in this prospectus or that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:

     o    Our Annual Report on Form 10-K for the year ended December 31, 1999;

     o Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000;

     o    Our Current Report on Form 8-K filed on January 7, 2000;

     o    Our Current Report on Form 8-K filed on May 16, 2000; and

     o The descriptions of our common stock and our preferred share purchase rights contained in our two registration statements on Form 8-A (File No. 001-14093), and any amendments or reports filed for the purpose of updating those descriptions.

      We also incorporate by reference any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") until the termination of the offering of the notes and common stock issued or issuable upon conversion of the notes.

      Information contained on Y&R's internet web site will not be deemed to be a part of this prospectus.

      You may request a copy of these filings (other than exhibits to these filings, unless the exhibits are specifically incorporated by reference) at no cost by writing or telephoning us as follows:

                              Young & Rubicam Inc.
                               285 Madison Avenue
                            New York, New York 10017
                          Attention: Investor Relations
                                 (212) 798-1120


            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

      Some of the statements included or incorporated by reference in this prospectus are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements also include statements relating to our performance in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of our Annual Report on Form 10-K for the year ended December 31, 1999. In addition, we may make forward-looking statements in future filings with the SEC, and in written material, press releases and oral statements issued by or on behalf of us. Forward-looking statements include statements regarding the intent, belief or current expectations of Young & Rubicam or its officers. Forward-looking statements include statements preceded by, followed by or that include forward-looking terminology such as "may," "will," "should," "believes," "expects," "anticipates," "estimates," "continues" or similar expressions.

      It is important to note that our actual results could differ materially from those anticipated in these forward-looking statements depending on, among other important factors:

     o revenues received from clients, including pursuant to incentive compensation arrangements entered into by us with clients;

     o gains or losses of clients and client business and projects, as well as changes in the marketing and communications budgets of clients;

     o our ability to successfully integrate companies and businesses that we acquire;

     o the overall level of economic activity in the principal markets in which we conduct business and other trends affecting our financial condition or results of operations;

     o the impact of competition in the marketing and communications industry; and

     o    our liquidity and financing plans.

      All forward-looking statements included or incorporated by reference in this prospectus are based on information available to us on the date hereof. We do not undertake to update any forward-looking statements that may be made by or on behalf of us, in this prospectus or otherwise. In addition, the matters set forth in "Risk Factors" constitute cautionary statements identifying important factors with respect to these forward-looking statements, including risks and uncertainties that could cause actual results to differ materially from those included in these forward-looking statements.

                               PROSPECTUS SUMMARY

         This summary highlights information contained elsewhere or incorporated by reference in this prospectus. This is not intended to be a complete description of the matter covered in this prospectus and is subject to and qualified in its entirety by reference to the more detailed information and financial statements (including the notes thereto) appearing elsewhere or incorporated by reference in this prospectus. Unless the context otherwise requires, references to "we," "us," "Young & Rubicam" and "Y&R" are to Young & Rubicam Inc. and its consolidated subsidiaries.


Young & Rubicam Inc.

         Since our founding 75 years ago, Young & Rubicam Inc. ("Y&R" or the "Company") has evolved from a single New York-based advertising agency to the sixth largest consolidated marketing and communications organization in the world based upon 1999 revenues. We currently operate through recognized market leaders, including:

     o    Young & Rubicam Advertising (full-service advertising);

     o Dentsu, Young & Rubicam (full-service advertising in the Asia/Pacific region);

     o Y&R 2.1 (full-service on-line and off-line advertising and marketing services);

     o The Bravo Group and Kang & Lee (multi-cultural marketing and communications);

     o impiric (customer relationship management, direct marketing and sales promotion);

     o    KnowledgeBase Marketing (customer relationship marketing);

     o    Brand Dialogue (digital interactive branding and digital commerce);

     o    The Media Edge (media planning, buying and placement services);

     o The Digital Edge (internet media planning, buying and placement services);

     o    Burson-Marsteller (perception management and public relations);

     o    Cohn & Wolfe (full-service public relations);

     o    Robinson Lerer & Montgomery (strategic corporate public relations);

     o    Landor Associates (branding consultation and design services); and

     o    Sudler & Hennessey (healthcare communications).

         Our principal executive office is located at 285 Madison Avenue, New York, New York 10017, and our telephone number is (212) 210-3000.

Recent Developments

         On May 12, 2000, Y&R and WPP Group plc ("WPP") announced that they had entered into a definitive merger agreement dated as of May 11, 2000 providing for a business combination of Y&R and WPP. The transaction is structured as a merger of Y&R with a subsidiary of WPP and is subject to the approval of each company's stockholders and other customary conditions. Subject to the terms of the definitive merger agreement, by virtue of the merger, each share of common stock, par value $.01 per share, of Y&R, together with any associated preferred share purchase rights, will be converted into the right to receive .835 American Depositary Shares of WPP. Each American Depositary Share of WPP represents five ordinary shares, of nominal value 10p each, of WPP, and Y&R stockholders will be entitled to elect to receive WPP ordinary shares in lieu of the American Depositary Shares. Pursuant to the indenture governing the notes, upon consummation of the merger, the notes will not be convertible into shares of Y&R but will be convertible at the conversion price into .835 of an American Depositary Share of WPP for each share of Y&R common stock into which such notes would be convertible if the merger were not to occur. No designated event offer, as described in "Description of Notes--Repurchase at the Option of Holders," will be made to the holders of the notes in connection with the merger. There can be no assurance, however, whether or when the merger will occur.

         Subject to completion of the merger, WPP intends, with the cooperation of Y&R, to solicit the consent of the holders of the notes to amend the indenture relating to those notes to provide that Y&R's obligation under the indenture to file with the SEC and distribute to noteholders annual and quarterly financial information may be satisfied by distributing to noteholders the same financial information WPP distributes to its shareholders. If the requisite consent of the noteholders is obtained and the merger is completed, Y&R has been informed by WPP that WPP will fully and unconditionally guarantee Y&R's obligations under those notes and Y&R will discontinue filing periodic reports with the SEC under the Exchange Act.

Risk Factors

         For a discussion of risks that you should consider before buying notes or shares of common stock, see "Risk Factors" beginning on page 8.


                                  The Offering

Issuer................................. Young & Rubicam Inc., a Delaware
                                        corporation.

Securities Offered..................... $287,500,000 aggregate principal amount of 3% Convertible Subordinated
                                        Notes due 2005, previously issued in a
                                        private offering.

                                        Such shares of Y&R common stock
                                        as may be issued upon conversion of
                                        the notes.

Maturity............................... January 15, 2005, unless earlier redeemed, repurchased or converted.

Interest Payment Dates................. January 15 and July 15 of each year, commencing on July 15, 2000.

Conversion............................. The notes are convertible, unless previously redeemed or repurchased, at
                                        the option of the holder at any time
                                        between April 20, 2000 and January 14,
                                        2005, into shares of our common stock
                                        at a conversion price of $73.36, subject to adjustment in certain events. See "Description of Notes--Conversion."
                                        The right to convert notes that have
                                        been called for redemption will
                                        terminate at the close of business on
                                        the business day immediately preceding
                                        the date of redemption.

Optional Redemption.................... On or after January 20, 2003 at any time or from time to time, the notes may be
                                        redeemed at our option, in whole or in
                                        part, in cash at the redemption prices
                                        set forth herein, plus accrued and
                                        unpaid interest to the date of
                                        redemption. See "Description of Notes--
                                        Optional Redemption."

Mandatory Redemption................... None

Repurchase at the Option                Upon a designated event (as defined),
of Holders Upon Designated              holders of the notes will have
Event.............................      the right, subject to certain
                                        restrictions and conditions, to require
                                        us to purchase all or any part of
                                        their notes at a purchase price
                                        equal to 100% of the principal
                                        amount thereof, plus accrued and
                                        unpaid interest to the date of the
                                        purchase. See "Risk Factors--Our
                                        ability to repurchase notes if a
                                        designated event occurs is subject
                                        to limitations" and "Description of
                                        Notes--Repurchase at the Option of
                                        Holders."

Ranking................................ The notes are general unsecured obligations of Young & Rubicam and
                                        are subordinated in right of payment to
                                        all existing and future
                                        senior debt (as defined) of Young &
                                        Rubicam.  The notes are structurally
                                        subordinated to all existing and future
                                        indebtedness and other liabilities of
                                        subsidiaries of Young & Rubicam.  As of
                                        March 31, 2000, we had approximately
                                        $380.2 million of debt that would have
                                        constituted senior debt and our
                                        subsidiaries had approximately $1.6
                                        billion of additional non-interest
                                        bearing liabilities consisting
                                        substantially of accounts payable.
                                        The indenture under which the
                                        notes were issued contains no limitation on the incurrence of indebtedness and other liabilities by Young & Rubicam or its subsidiaries. See "Risk Factors --The notes are subordinated to our senior debt and all the obligations of our subsidiaries" and
                                        "Description of Notes--Subordination
                                        of Notes."

Use of Proceeds........................ We will not receive any proceeds from the sale by the selling
                                        securityholders of the notes or
                                        shares of common stock.
                                        See "Use of Proceeds."

Trading................................  The notes have been designated for trading in The Portal Market.  Our
                                         common stock is traded on the New York
                                         Stock Exchange under the symbol "YNR."
                                         The shares of common stock issuable
                                         upon conversion of the notes have been
                                         authorized for listing on the
                                         NYSE upon official notice of issuance.

                                  RISK FACTORS

         An investment in the notes or the shares of common stock involves a number of risks. You should consider carefully the following information about these risks, together with the other information included and incorporated by reference in this prospectus, before buying notes or shares of common stock.

We have in the recent past incurred substantial net losses.

         We reported net losses of $86.1 million for 1998 and $23.9 million for 1997. The net loss in 1998 includes a non-cash pre-tax compensation charge of $234.4 million recorded in connection with the vesting of restricted stock upon completion of our initial public offering, or IPO, in May 1998 and a $7.3 million pre-tax charge for unamortized deferred financing costs related to a credit facility that we replaced in connection with the IPO.

We may have difficulty competing in the highly competitive marketing and communications industry.

         The marketing and communications industry is highly competitive, and we expect it to remain so. Our principal competitors in the advertising, direct marketing and perception management and public relations businesses are large multinational marketing and communications companies, as well as numerous smaller agencies that operate only in the United States or in one or more countries or local markets. We must compete with these other companies and agencies to maintain existing client relationships and to obtain new clients and assignments. Some clients, such as U.S. governmental agencies, require agencies to compete for business at mandatory periodic intervals. We compete principally on the basis of the following factors:

     o    creative reputation;

     o    knowledge of media;

     o    quality and breadth of services;

     o    geographical coverage and diversity;

     o    relationships with clients; and

     o    financial controls.

         Recently, traditional advertising agencies also have been competing with major consulting firms that have developed practices in marketing and communications. New competitors also include smaller companies such as systems integrators, database marketing and modeling companies and telemarketers, which offer technological solutions to marketing and communications issues faced by clients.

         When we represent a client, we do not always handle all advertising, public relations or other marketing and communications services for that client. Many large multinational companies are served by a number of agencies within the marketing and communications industry. In many cases, clients' policies on conflicts of interest or desires to be served by multiple agencies result in one or more global agency networks representing a client only for a portion of its marketing and communications needs or only in particular geographic areas. In addition, the ability of agencies within marketing and communications organizations to acquire new clients or additional assignments from existing clients may be limited by the conflicts policy followed by many clients. This conflicts policy typically prohibits agencies from performing similar services for competing products or companies. Our principal international competitors are holding companies for more than one global advertising agency network. As a result, in some situations, separate agency networks within these holding companies may be able to perform services for competing products or for products of competing companies. We have one global advertising agency network. Accordingly, our ability to compete for new advertising assignments and, to a lesser extent, other marketing and communications assignments, may be limited by these conflicts policies. Industry practices in other areas of the marketing and communications business reflect similar concerns with respect to client relationships.

We may be adversely affected by a downturn in the marketing and communications industry, which is cyclical.

         The marketing and communications industry is cyclical and as a result it is subject to downturns in general economic conditions and changes in client business and marketing budgets. Our prospects, business, financial condition and results of operations may be materially adversely affected by a downturn in general economic conditions in one or more markets or changes in client business and marketing budgets.

We may lose clients due to consolidation of accounts with other global marketing and communications agencies.

         We believe that large multinational companies will seek to consolidate their accounts with one organization that can fulfill their marketing and communications needs worldwide. We may not continue to benefit from this trend towards consolidation of global accounts. In addition, this trend towards consolidation of global accounts requires companies seeking to compete effectively in the international marketing and communications industry to make significant investments. These investments include additional offices and personnel around the world and new and improved technology for linking these offices and people. We are required to make significant capital expenditures for maintenance, expansion and upgrades of the computer networks that link our international network of employees and offices. To the extent that our competitors may have broader geographic scope or greater financial resources to invest in additional offices, personnel or technology, they may be better able than we are to take advantage of an opportunity for the consolidation of a global account. In those circumstances, our business and results of operations could suffer.

We are dependent upon, and receive a significant percentage of our revenues from, a limited number of large clients.

         A significant reduction in the marketing and communications spending by, or the loss of one or more of, our largest clients could weaken our financial condition and cause our business and results of operations to suffer. A relatively small number of clients contribute a significant percentage of our consolidated revenues. In 1999, our ten largest client accounts contributed approximately 37% of consolidated revenues, our three largest client accounts contributed approximately 22% of consolidated revenues and our largest client account, Ford Motor Company, contributed 13% of consolidated revenues (an increase from prior years). Our dependence on revenues from these client accounts may increase further in the future as we pursue our strategy of increasing penetration of existing large clients. In addition, clients' conflicts policies typically prohibit us from performing similar services for competing products or companies.

         These major clients, and our other clients, may not continue to use our services to the same extent, or at all, in the future. United States clients may typically cancel contracts with agencies on 90 days' notice, and non-U.S. clients typically also may cancel contracts with agencies on 90 to 180 days' notice. In addition, clients generally are able to reduce marketing and communications spending or cancel projects at any time for any reason.

We may lose some of our existing clients and may not be able to attract new clients for our marketing and communications services.

         The loss of one or more of our largest clients could weaken our financial condition and cause our business and results of operations to suffer. Our success, like the success of other marketing and communications organizations, depends on our continuing ability to attract and retain clients. We have approximately 5,500 client accounts worldwide. Although historically we have maintained long-term relationships with many of our largest clients, clients may move their advertising and other communications assignments from agency to agency, or may divide their assignments among two or more agencies, with relative ease. In addition, in order to maintain and increase revenues, we must obtain new assignments in areas of our business that are project-based, such as the perception management and public relations business, and the branding consultation and design business. As is typical in the marketing and communications industry, we have lost or resigned client accounts and assignments, including The Clorox Company and Blockbuster Video, for a variety of reasons, including conflicts with newly acquired clients. We may not be successful in replacing clients that may leave Y&R or in replacing revenues when a client significantly reduces the amount of work given to Y&R.

Strengthening of the U.S. dollar against other major currencies could materially adversely affect us.

         Our financial statements are denominated in U.S. dollars. In 1999, operations outside the United States represented 48% of our revenues. Currency fluctuations may give rise to translation gains or losses when financial statements of foreign operating units are translated into U.S. dollars. Significant strengthening of the U.S. dollar against other major foreign currencies could harm our results of operations and weaken our financial position. With limited exceptions, we do not actively hedge our foreign currency exposure.

The market price of our common stock may decline due to the large number of shares eligible for future sale.

         At June 21, 2000, we had 73,146,658 shares of common stock outstanding, substantially all of which are eligible for sale in the public market without registration under the Securities Act, subject, in some cases, to compliance with the volume limitations, manner of sale provisions and other restrictions of Rule 144 under the Securities Act. As of May 15, 2000, the last date for which this information is available, an aggregate of approximately 9,700,000 shares of common stock received pursuant to equity grants made by Y&R, and as of June 21, 2000, 7,492,741 shares subject to vested options held by current or former employees of Y&R, whom we refer to as management investors, were eligible for sale in the public market without registration under the Securities Act, subject, in some instances, to compliance with the volume limitations, manner of sale provisions and other restrictions of Rule 144 under the Securities Act.

         Future sales of common stock, or the perception that future sales could occur, could adversely affect prevailing market prices for the common stock.

Management investors, whose interests may differ from those of other stockholders, hold significant ownership interests in Y&R and may be able to exercise a significant degree of control over Y&R.

         A substantial percentage of our common stock is owned by management investors. At May 15, 2000, the date of termination of the Y&R management voting trust, the management investors held voting power over 21.5% of the outstanding shares of common stock, assuming the exercise of all vested options held by them. As a result, assuming their continued ownership of those shares of Y&R common stock, Y&R's management acting together will be able to exercise a significant degree of control over matters requiring the vote of stockholders, including the election of directors, and to exercise a significant degree of control over business decisions affecting Y&R.

Our competitive position depends on our ability to attract and retain key marketing and communications personnel.

         Our ability to maintain our competitive position depends on retaining the services of our senior management. The loss of the services of key members of senior management could harm our business and results of operations. In addition, our success has been, and is expected to continue to be, highly dependent upon the skills of our creative, research, media and account personnel and practice group specialists, and their relationships with our clients. Employees generally are not subject to employment contracts and are, therefore, typically able to move within the industry with relative ease. Although the agreement establishing the management voting trust and other stock option and restricted stock agreements contain non-competition and non-solicitation covenants, these covenants may not be effective in helping us retain qualified personnel. We may be adversely affected by the failure to retain qualified personnel.

         If we were unable to continue to attract and retain additional key personnel, or if we were unable to retain and motivate our existing key personnel, our prospects, business, financial condition and results of operations would be materially adversely affected.

We are exposed to various risks from operating a multinational business.

         If we were unable to remain in compliance with local laws in developing countries in which we conduct business, our prospects, business and results of operations could be harmed, and our financial condition could be weakened. We conduct business in various developing countries in Asia, Latin America, Eastern Europe and Africa, where the systems and bodies of commercial law and trade practices are evolving. Commercial laws in many of these countries are often vague, arbitrary, contradictory, inconsistently administered and retroactively applied. Under these circumstances, it is difficult for us to determine with certainty at all times the exact requirements of these local laws. In addition, the global nature of our operations poses various challenges to our management and our financial, accounting and other systems which, if not satisfactorily met, also could harm our prospects, business and results of operations and weaken our financial condition.

We may not be successful in identifying appropriate acquisition candidates or investment opportunities, completing acquisitions or investments on satisfactory terms or integrating newly acquired companies.

         Our business strategy includes increasing our share of clients' marketing expenditures by adding to or enhancing our existing marketing and communications capabilities, and deepening our geographic presence. We intend to implement this strategy in part by making acquisitions and investments. We may not be successful in identifying appropriate acquisition candidates or investment opportunities or consummating acquisitions or investments on terms satisfactory to us. In addition, we may not be successful in integrating any newly acquired companies into our existing global network. We may use common stock, which could result in dilution to purchasers of common stock, incur indebtedness, which may be long-term, expend cash or use any combination of common stock, indebtedness and cash for all or part of the consideration to be paid in future acquisitions. While we regularly evaluate potential acquisition opportunities, we have no present commitments, agreements or understandings with respect to any material acquisition.

We are exposed to potential liabilities, including liabilities arising from allegations that our clients' advertising claims are false or misleading or our clients' products are defective.

         From time to time, we may be, or may be joined as, a defendant in litigation brought against our clients by third parties, including our clients' competitors, governmental or regulatory bodies or consumers. These litigations could include claims alleging that:

     o advertising claims made with respect to our clients' products or services are false, deceptive or misleading;

     o    our clients' products are defective or injurious; or

     o marketing and communications materials created for our clients infringe on the proprietary rights of third parties.

         If, in those circumstances, we are not insured under the terms of our insurance policies or are not indemnified under the terms of our agreements with clients or this indemnification is unavailable for these claims, then the damages, costs, expenses or attorneys' fees arising from any of these claims could have an adverse effect on our prospects, business, results of operations and financial condition. In addition, our contracts with clients generally require us to indemnify clients for claims brought by competitors or others claiming that advertisements or other communications infringe on intellectual property rights. Although we maintain an insurance program, including insurance for advertising agency liability, this insurance may not be available, or if available may not be sufficient to cover any claim, if a significant adverse claim is made.

The market price of Y&R's common stock will fluctuate, and could fluctuate significantly.

         The market price of Y&R's common stock will fluctuate, and could fluctuate significantly, in response to various factors and events, including the following:

     o    the liquidity of the market for the common stock;

     o differences between Y&R's actual financial or operating results and those expected by investors and analysts;

     o    changes in analysts' recommendations or projections;

     o    changes in marketing and communications budgets of clients;

     o new statutes or regulations or changes in interpretations of existing statutes and regulations affecting our business;

     o    changes in general economic or market conditions; and

     o    broad market fluctuations.

Our organizational documents, provisions of Delaware law and our stockholder rights plan may delay, deter or prevent a change in control of Y&R.

         Various provisions of our organizational documents, and of the law of Delaware, where we are incorporated, may delay, deter or prevent a change in control of Y&R not approved by our board of directors. These provisions include:

     o    a classified board of directors;

     o a requirement that no action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting;

     o a requirement that special meetings of stockholders be called only by the chairman of the board of directors or the board of directors;

     o    advance notice requirements for stockholder proposals and nominations;

     o limitations on the ability of stockholders to amend, alter or repeal provisions of our organizational documents;

     o authorization for the board of directors to issue without stockholder approval preferred stock with such terms as the board of directors may determine; and

     o authorization for the board of directors to consider the interests of clients and other customers, creditors, employees and other constituencies of Y&R and its subsidiaries and the effect upon communities in which Y&R and its subsidiaries do business, in evaluating proposed corporate transactions.

         Section 203 of the Delaware general corporation law imposes restrictions on mergers and other business combinations between Y&R and any holder of 15% or more of the common stock.

         In addition, we have adopted a stockholder rights plan under which each holder of common stock also receives rights. Under the stockholder rights plan, if any person acquires beneficial ownership of 15% or more of the outstanding shares of common stock (with exceptions, including the management voting trust), that person will become an "acquiring person." As a result, holders of rights other than the acquiring person and some other transferees and related persons will be entitled to purchase shares of common stock at one-half their market price. While the stockholder rights plan is designed to protect stockholders in the event of an unsolicited offer and other takeover tactics which, in the opinion of the board of directors, could impair Y&R's ability to represent stockholder interests, the provisions of the stockholder rights plan may render an unsolicited takeover of Y&R more difficult or less likely to occur or might prevent such a takeover.

         These provisions of our organizational documents, Delaware law and the stockholder rights plan, together with the control of 21.5% of the outstanding shares of common stock by management investors at May 15, 2000 (assuming the exercise of all vested options held by management investors), could discourage potential acquisition proposals and could delay, deter or prevent a change in control of Y&R, although a majority of Y&R's stockholders might consider these acquisition proposals, if made, to be desirable. These provisions also could make it more difficult for third parties to remove and replace the members of the board of directors. Moreover, these provisions could diminish the opportunities for a stockholder to participate in tender offers, including tender offers at prices above the then-current market price of the common stock, and may also inhibit increases in the market price of the common stock that could result from takeover attempts or speculation. In addition, some options issued to our employees contain change in control provisions that could have the effect of delaying, deterring or preventing a change in control of Y&R.

The notes are subordinated to our senior debt and all the obligations of our subsidiaries.

         The notes are unsecured and subordinated in right of payment to all existing and future senior debt (as defined) of Y&R. As a result of such subordination, in the event of bankruptcy, liquidation or reorganization of Y&R or upon acceleration of the notes due to an event of default under the indenture and in certain other events, the assets of Y&R will be available to pay obligations on the notes only after all senior debt has been paid in full in cash or other payment satisfactory to the holders of the senior debt, and there may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding. The notes also will be effectively subordinated to the liabilities, including trade payables, of all subsidiaries of Y&R. The indenture does not prohibit or limit the incurrence of senior debt or the incurrence of other indebtedness and other liabilities by Y&R or any of its subsidiaries. The incurrence of additional indebtedness and other liabilities by us or our subsidiaries could adversely affect our ability to pay our obligations on the notes. As of March 31, 2000, we had approximately $380.2 million of indebtedness outstanding that would constitute senior debt and our subsidiaries had approximately $1.6 billion of additional non-interest bearing liabilities consisting substantially of accounts payable. See "Description of Notes--Subordination of Notes."

Our ability to repurchase notes if a designated event occurs is subject to limitations.

         Our ability to repurchase notes upon the occurrence of a designated event is subject to limitations. If a designated event were to occur, we may not have sufficient financial resources, or we may be unable to arrange financing, to pay the repurchase price for all notes tendered. Our subsidiaries may be parties in the future to credit agreements, and other agreements relating to indebtedness that contain restrictions on transferring funds sufficient to permit us to effect a designated event repurchase. In addition, future credit agreements or other agreements relating to our indebtedness (including additional senior debt) may contain prohibitions or restrictions on our ability to effect a designated event repurchase. In the event a designated event occurs at a time when such prohibitions or restrictions are in effect, we could seek the consent of our lenders and lenders to our subsidiaries to enable us to repurchase notes or could attempt to refinance the borrowings that contain such prohibitions or restrictions. If we do not obtain such consents or repay such borrowings, we will be effectively prohibited from repurchasing notes. In such case, our failure to repurchase tendered notes would constitute an event of default under the indenture whether or not such repurchase is permitted by the subordination provisions of the indenture. Any such default may, in turn, cause a default under our senior debt. As a result, in such a case, any repurchase of the notes would, absent a waiver, be prohibited under the subordination provisions of the indenture until the senior debt is paid in full.

There is no public trading market for the notes.

         There is no existing public trading market for the notes and there can be no assurance as to the liquidity of any market that may develop, the ability of holders of the notes to sell those notes, the price at which the holders of notes would be able to sell those notes or whether a public trading market, if it develops, will continue. If a public trading market were to develop, the notes could trade at prices higher or lower than their principal amount, depending on many factors, including prevailing interest rates, the market for similar securities and Y&R's operating results.

                               RECENT DEVELOPMENTS

         On May 12, 2000, Y&R and WPP Group plc ("WPP") announced that they had entered into a definitive merger agreement dated as of May 11, 2000 providing for a business combination of Y&R and WPP. The transaction is structured as a merger of Y&R with a subsidiary of WPP and is subject to the approval of each company's stockholders and other customary conditions. Subject to the terms of the definitive merger agreement, by virtue of the merger, each share of common stock, par value $.01 per share, of Y&R, together with any associated preferred share purchase rights, will be converted into the right to receive .835 American Depositary Shares of WPP. Each American Depositary Share of WPP represents five ordinary shares, of nominal value 10p each, of WPP, and Y&R stockholders will be entitled to elect to receive WPP ordinary shares in lieu of the American Depositary Shares. Pursuant to the indenture governing the notes, upon consummation of the merger, the notes will not be convertible into shares of Y&R but will be convertible at the conversion price into .835 of an American Depositary Share of WPP for each share of Y&R common stock into which such notes would be convertible if the merger were not to occur. No designated event offer, as described in "Description of Notes--Repurchase at the Option of Holders," will be made to the holders of the notes in connection with the merger.

         Subject to completion of the merger, WPP intends, with the cooperation of Y&R, to solicit the consent of the holders of the notes to amend the indenture relating to those notes to provide that Y&R's obligation under the indenture to file with the SEC and distribute to noteholders annual and quarterly financial information may be satisfied by distributing to noteholders the same financial information WPP distributes to its shareholders. If the requisite consent of the noteholders is obtained and the merger is completed, Y&R has been informed by WPP that WPP will fully and unconditionally guarantee Y&R's obligations under those notes and Y&R will discontinue filing periodic reports with the SEC under the Exchange Act.

                                 USE OF PROCEEDS

         Y&R will not receive any proceeds from the sale by the selling securityholders of the notes or the shares of common stock issuable upon conversion of the notes.

                 PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

         The common stock has been listed on the New York Stock Exchange under the symbol "YNR" since May 12, 1998. The following table sets forth the low and high sales prices of the common stock for the fiscal quarters indicated as reported on the New York Stock Exchange Composite Tape.

                                                          Low             High
                                                          ---             ----
1998
   Second Quarter (beginning May 24, 1998).........     $26.50          $33.06
   Third Quarter...................................     $28.38          $35.88
   Fourth Quarter..................................     $19.75          $33.63
1999
   First Quarter...................................     $31.25          $43.31
   Second Quarter..................................     $37.25          $44.38
   Third Quarter...................................     $39.69          $48.25
   Fourth Quarter..................................     $43.00          $73.25
2000
   First Quarter...................................     $38.56          $71.56
   Second Quarter..................................     $37.13          $60.69
   Third Quarter (through July 7, 2000)............     $57.06          $59.25

         On July 7, 2000, the last sale price of our common stock as reported on the New York Stock Exchange Composite Tape was $57.94. As of June 28, 2000, there were approximately 1,006 holders of record of shares of common stock.

         On June 15, 1999, September 15, 1999, December 15, 1999, March 15, 2000
and June 15, 2000, Y&R paid quarterly cash dividends of $0.025 per common share to all stockholders of record as of June 1, 1999, September 1, 1999, December 1, 1999, March 1, 2000 and June 1, 2000, respectively. The decision whether to apply legally available funds to the payment of dividends on the common stock in the future will be made at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements and contractual restrictions under our credit facilities. Our credit facilities contain financial and operating restrictions and covenant requirements and permit the payment of cash dividends except in the event of a continuing default under the credit agreements governing those facilities.

            RATIO OF EARNINGS TO FIXED CHARGES (COVERAGE DEFICIENCY)

                                       Quarter
                                         Ended
                                       March 31,                    Year Ended December 31,
                                       ---------   --------------------------------------------------------
                                         2000         1999        1998        1997         1996        1995
                                         ----         ----        ----        ----         ----        ----
Ratio of earnings to fixed charges       4.94x       6.38x      $(83,530)     1.58x     $(247,926)     1.21x
(deficiency in the coverage of fixed
charges by earnings before fixed
charges, in thousands)

         The ratio of earnings to fixed charges has been computed by dividing total earnings by total fixed charges. Coverage deficiencies have been computed by subtracting fixed charges from total earnings. Earnings were calculated by adding (1) income (loss) before income taxes, (2) dividends from unconsolidated companies, and (3) fixed charges. Fixed charges consist of interest and one-third of rent expense as representative of the interest portion of rentals.

         As a result of the loss before income taxes incurred for the years ended 1998 and 1996, the ratio of earnings to fixed charges was less than 1:1.

         Excluding the effects of the income recorded in the first quarter of 2000, in connection with (i) the gain on the sale of certain assets and rights known as Y&R Teamspace to eMotion Inc., (ii) gains on the sale of certain marketable securities and (iii) additional consideration received in the first quarter of 2000 as a result of achieving revenue and operating profit performance targets of the Brand Dialogue assets contributed to Luminant Worldwide Corporation in 1999, totaling $10.8 million, the ratio of earnings to fixed charges would have been 4.13x for the quarter ended March 31, 2000.

         Excluding the effects of the income recorded in connection with the 1999 net pre-tax gain on the sale of certain assets of our Brand Dialogue operations in exchange for an ownership interest in Luminant Worldwide Corporation and additional consideration received in the fourth quarter of 1999 as the result of achieving revenue and operating profit performance targets of the Brand Dialogue contributed assets totaling $85.0 million, the ratio of earnings to fixed charges would have been 4.76x for the year ended December 31, 1999. Excluding the effects of the $234.4 million of charges recorded in connection with the consummation of our initial public offering of common stock in May 1998, the ratio of earnings to fixed charges would have been 3.95x for the year ended December 31, 1998. Excluding the effects of the $315.4 million of charges recorded in connection with our recapitalization in December 1996, the ratio of earnings to fixed charges for the year ended December 31, 1996 would have been 2.36x.

                              DESCRIPTION OF NOTES

General

         The notes were issued pursuant to an indenture dated as of January 20, 2000 between us and The Bank of New York, as trustee. A copy of the indenture and the registration agreement relating to the notes are available from us as set forth under "Incorporation of Documents by Reference". The following is a summary of certain provisions of the indenture and the registration agreement. Although we believe that we have summarized the material terms of these agreements, this summary is not complete and is qualified in its entirety by reference to the indenture and the registration agreement. The definitions of certain terms used in the following summary are set forth below under the heading "--Definitions."

         The notes are general unsecured obligations of Young & Rubicam Inc. and are subordinated in right of payment to all our existing and future senior debt to the extent set forth in the indenture. The notes are also effectively subordinated to all existing and future indebtedness and other liabilities of any of our current or future subsidiaries. The indenture does not limit the amount of other indebtedness or liabilities that we or our subsidiaries may incur or securities that we or our subsidiaries may issue. You should read the information under the heading "Risk Factors--The notes are subordinated to our senior debt and all the obligations of our subsidiaries" for more information on the subordination of the notes.

Principal, Maturity and Interest

         The notes are limited in aggregate principal amount to $287,500,000. The notes bear interest from January 20, 2000 at 3% per annum and mature on January 15, 2005.

         We will pay interest on the notes semiannually on January 15 and July 15 of each year commencing on July 15, 2000, to holders of record at the close of business on the January 1 or July 1 immediately preceding the interest payment dates. We will compute interest on the basis of a 360-day year consisting of twelve 30-day months. Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from January 20, 2000.

         The notes are in registered form, without coupons, in denominations of $1,000 and integral multiples thereof.

         If a payment date is not a business day at a place of payment, we may make payment at that place on the next succeeding business day, and no interest will accrue for the intervening period.

         We have appointed the trustee, The Bank of New York, at its corporate trust office in the Borough of Manhattan, The City of New York as the registrar, paying agent and conversion agent for the notes. We may terminate the appointment of the registrar, paying agent or conversion agent at any time and appoint additional or other registrars, paying agents and conversion agents. We will maintain an office or agency in the Borough of Manhattan, The City of New York for payments with respect to the notes and for the surrender of notes for conversion until the notes have been delivered to the trustee for cancellation, or moneys sufficient to pay the principal of, and premium, if any, interest and additional amounts, if any, on the notes have been made available for payment and either paid or returned to us as provided in the indenture. We will give notice of any termination or appointment and of any change in the office through which the paying agent or conversion agent will act in accordance with the procedures set forth under the heading "--Notices" below.

Optional Redemption

         We may not redeem the notes prior to January 20, 2003. On and after January 20, 2003, we may redeem the notes at our option, in whole or from time to time in part (in any integral multiple of $1,000), after giving not less than 30 nor more than 60 days' prior notice by mail to the holders of the notes. We may redeem the notes at the following redemption prices (expressed as percentages of the principal amount), in each case together with accrued interest and additional amounts, if any, to, but excluding, the redemption date, subject to the right of holders of record on the relevant record date to receive interest and additional amounts, if any, due on an interest payment date. If we redeem the notes during the 12-month period beginning January 15 of the years indicated (January 20, in the case of 2003) the redemption price shall be:


                         Year           Redemption Price
                         ----           ----------------
                         2003                101.20%
                         2004                100.60%

On or after the redemption date, interest and additional amounts, if any, will cease to accrue on the notes, or portions thereof, called for redemption unless we fail to redeem the notes.

Mandatory Redemption

         We are not required to make mandatory redemption or sinking fund payments with respect to the notes.

Repurchase at the Option of Holders

         Upon the occurrence of an event known as a "designated event" (which includes a change of control or a termination of trading), each holder of notes has the right to require us to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of the holder's notes pursuant to the designated event offer described below at a purchase price equal to 100% of the principal amount of the notes, together with accrued and unpaid interest and additional amounts, if any, on the notes to the payment date for the designated event. No designated event offer will be made to the holders of the notes in connection with the proposed merger of WPP and Y&R.

         Within 30 days following any designated event, unless we have previously given the holders notice of our intention to redeem the notes in whole pursuant to the provisions set forth under the heading "--Optional Redemption" above, we will mail a notice to each holder stating:

     o that the designated event offer is being made pursuant to the covenant described in this paragraph and that all notes validly tendered will be accepted for payment;

     o the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days following the date such notice is mailed unless a later date is required by applicable law;

     o that any notes not validly tendered or accepted for payment will continue to accrue interest and additional amounts, if applicable, and will continue to have conversion rights;

     o that, unless we default in the payment of the designated event payment, all notes accepted for payment pursuant to the designated event offer will cease to accrue interest and additional amounts, if applicable, from and after the designated event payment date and will cease to have conversion rights after the designated event payment date;

     o that holders electing to have any notes purchased pursuant to a designated event offer will be required to surrender the notes, with the form entitled "Option of Noteholder to Elect Purchase" on the reverse of the notes completed, to a paying agent at the address specified in the notice prior to the close of business on the third business day preceding the designated event payment date;

     o that any holder will be entitled to withdraw its election if it delivers to the paying agent a facsimile transmission or letter setting forth the name of the holder, the principal amount of notes delivered for purchase and a statement that such holder is withdrawing its election to have such notes purchased, and if the paying agent receives it not later than the close of business on the second business day preceding the designated event payment date;

     o that holders whose notes are being purchased only in part will be issued new notes equal in principal amount to the unpurchased portion of the notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; and

     o the instructions and any other information necessary to enable holders to accept a designated event offer or effect withdrawal of such acceptance.

         We will comply with the requirements of Rules 13e-4 and 14e-1 under the Exchange Act and any other securities laws and regulations to the extent these laws and regulations apply to the repurchase of the notes in connection with a designated event.

         On the designated event payment date, we will, to the extent lawful:

     o accept for payment notes or portions thereof validly tendered pursuant to the designated event offer;

     o deposit with the trustee or a paying agent in immediately available funds an amount equal to the designated event payment in respect of all notes or portions of notes tendered; and

     o deliver or cause to be delivered to the trustee the notes accepted together with an officers' certificate identifying the notes or portions of notes that we have accepted for payment.

         The paying agent will promptly (but in any event not later than five calendar days after the designated event payment date) mail or deliver to each holder of notes accepted payment in an amount equal to the designated event payment for the notes, and the trustee will promptly authenticate and mail or deliver to each holder a new certificate representing a note equal in principal amount to any unpurchased portion of the notes surrendered. Each new certificate representing a note will be in a principal amount of $1,000 or an integral multiple thereof. Any notes not accepted will be promptly mailed or delivered by or on behalf of us to the holder of the notes. We will publicly announce the results of the designated event offer on or as soon as practicable after the designated event payment date.

         Except as described above with respect to a designated event, the indenture does not contain any other provisions that permit the holders of the notes to require us to repurchase or redeem the notes in the event of a takeover, recapitalization or similar restructuring.

         The designated event purchase feature of the notes may in certain circumstances make more difficult or discourage a takeover of our company, and, thus, the removal of the management of our company at that time. The designated event purchase feature, however, is not the result of our knowledge of any specific effort to accumulate our capital stock or to obtain control of us by means of a merger, tender offer, solicitation or otherwise, or part of a plan by management to adopt a series of anti-takeover provisions. Instead, the designated event purchase feature is a result of negotiations between us and the initial purchasers of the notes. We have no current intention to engage in a transaction involving a designated event, although it is possible that we could decide to do so in the future.

         Subject to the limitations on mergers, consolidations and sales of assets described in "--Merger, Consolidation or Sale of Assets" below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not be a designated event under the indenture, but that could increase the amount of indebtedness (including senior debt) outstanding at that time or otherwise affect our capital structure or credit ratings. The payment of the designated event payment is subordinated to the prior payment of senior debt as described under the heading "--Subordination of Notes" below.

         Our ability to repurchase notes upon the occurrence of a designated event may be limited. If a designated event were to occur, we cannot assure you that we would have sufficient financial resources, or would be able to arrange financing, to pay the designated event payment for all notes tendered by holders of the notes. Our subsidiaries may be parties in the future to credit agreements and other agreements that restrict the transfer of funds to our company that would be necessary to permit us to pay a designated event payment. In addition, future credit agreements or other agreements may prohibit or restrict our ability to pay a designated event payment. If a designated event occurs at a time when prohibitions or restrictions are in effect, we could seek the consent of appropriate third parties to enable us to purchase notes or we could attempt to refinance any borrowings that contain prohibitions or restrictions. If we do not obtain consents or repay these borrowings, we will not be able to purchase notes. In this case, our failure to purchase tendered notes would constitute an event of default under the indenture whether or not the repurchase is permitted by the subordination provisions of the indenture. Any default may, in turn, cause a default under our senior debt. Moreover, the occurrence of a designated event may cause an event of default under, and permit acceleration of, senior debt that we designate under the indenture. The indenture prohibits us from repurchasing the notes until this senior debt is paid in full, or unless we obtain a waiver under the indenture. You should read the information under the heading "Subordination of Notes" below and under the headings "Risk Factors -- The notes are subordinated to our senior debt and all obligations of our subsidiaries" and " -- Our ability to repurchase notes if a designated event occurs is subject to limitations" for more information on the subordination of the notes.

         A "designated event" will be deemed to have occurred upon a change of control or a termination of trading.

         A "change of control" will be deemed to have occurred when:

     o any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of shares representing more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in elections of our directors;

     o we consolidate with or merge into any other person, or any other person merges into us, and, in the case of any such transaction, our outstanding common stock is reclassified into or exchanged for any other property or securities, unless our stockholders immediately before such transaction own, directly or indirectly immediately following such transaction, at least a majority of the combined voting power of the then outstanding voting securities entitled to vote generally in elections of directors of the corporation resulting from such transaction in substantially the same respective proportions as their ownership of our voting stock immediately before the transaction;

     o our company and our subsidiaries, taken as a whole, sell, assign, convey, transfer or lease all or substantially all of the assets of our company or of our company and our subsidiaries, taken as a whole, (other than to one or more of our wholly-owned subsidiaries); or

     o any time the continuing directors do not constitute a majority of our board of directors (or, if applicable, a successor corporation to our company);

provided, however, that:

     o a change of control under the first three bullets above shall not be deemed to have occurred if the daily market price per share of common stock for any five trading days within the period of 10 consecutive trading days ending immediately after the later of the change of control or the public announcement of the change of control (in the case of a change of control under the first bullet above) or the period of 10 consecutive trading days ending immediately before the change of control (in the case of a change of control under the second and third bullets above) shall equal or exceed 105% of the conversion price of the notes in effect on the date of the change of control or the public announcement of the change of control, as applicable, and

     o a change of control under the first three bullets above shall not be deemed to have occurred if at least 90% of the consideration in the change of control transaction consists of shares of capital stock traded on a U.S. national securities exchange or quoted on The Nasdaq National Market, and as a result of the transaction, the notes become convertible solely into this capital stock.

     Note that the definition of change of control in the indenture includes a phrase relating to the sale, assignment, conveyance, transfer or lease of "all or substantially all" of the assets of our company or of our company and our subsidiaries taken as a whole. There are only a limited number of court decisions interpreting the phrase "substantially all" and, as a result, there is no precise established definition of the phrase under applicable law. Accordingly, your ability as a holder of notes to require us to repurchase your notes as a result of a sale, assignment, conveyance, transfer or lease of less than all of the assets of our company or our company and our subsidiaries, taken as a whole, to another person or group may be uncertain.

         The term "continuing directors" means, as of any date of determination, any member of our board of directors who (i) was a member of our board of directors on January 20, 2000 or (ii) was nominated for election or elected to our board of directors with the approval of a majority of the continuing directors who were members of our board at the time of their nomination or election.

         A "termination of trading" will be deemed to have occurred if our common stock (or other securities into which the notes are then convertible) is neither listed for trading on a United States national securities exchange nor approved for trading on The Nasdaq National Market or other established automated over-the-counter trading market in the United States.

Selection and Notice

         If we are redeeming less than all of the notes, the trustee will select the notes for redemption by complying with the requirements of the principal national securities exchange, if any, on which the notes are listed, or, if the notes are not listed, on a pro rata basis, by lot or by another method that the trustee deems fair and appropriate. No notes of $1,000 in principal amount or less will be redeemed in part. We will mail, or cause to be mailed, a notice of redemption to each holder of notes to be redeemed at its registered address at least 30 but not more than 60 days before the redemption date. If we are redeeming any note in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. We will issue, or cause to be issued, a new note in principal amount equal to the unredeemed portion of the note in the name of the holder of the note upon cancellation of the original note. On and after the redemption date, interest and additional amounts, if any, will cease to accrue on notes or portions of notes called for redemption unless we default in the payment of the redemption price for the notes.

Registration of Notes

         Pursuant to the registration agreement we entered into with the initial purchasers of the notes, we have filed with the SEC a shelf registration statement, of which this prospectus is a part, covering resales by holders of the notes and the common stock issuable upon conversion of the notes.

         Our obligation to keep the shelf registration statement continually effective expires upon the earliest of:

     o January 27, 2002, the second anniversary of the last date on which notes were issued upon exercise of the initial purchaser's over-allotment option; o the date on which the notes or the common stock issuable upon conversion of the notes may be sold by non-affiliates of our company pursuant to paragraph (k) of Rule 144 (or any similar provision then in force) under the Securities Act;

     o the date as of which the notes or the common stock issuable upon conversion of the notes have been transferred pursuant to Rule 144 under the Securities Act (or any similar provision then in force); or

     o the date as of which all the notes or the common stock issuable upon conversion of the notes have been sold pursuant to the shelf registration statement.

         If the shelf registration statement ceases to be effective (without being succeeded immediately by a replacement shelf registration statement filed and declared effective) or cannot be used (including as a result of a suspension period, as described below) for the offer and sale of transfer restricted securities (as described below) for a period of time (including any suspension period) that exceeds 90 days in the aggregate in any 12-month period during the period beginning on January 20, 2000 and ending on January 27, 2002 (each of these events is called a "registration default") then we will pay additional amounts to each holder of transfer restricted securities which has complied with its obligations under the registration agreement.

         The additional amounts payable during any period in which a registration default shall have occurred and be continuing is that amount which is equal to one-quarter of one percent (25 basis points) per annum per $1,000 principal amount of notes or $2.50 per annum per 13.6314 shares of common stock (subject to adjustment in the event of a stock split, stock recombination, stock dividend and the like) constituting transfer restricted securities for the first 90 days during which a registration default has occurred and is continuing and one-half of one percent (50 basis points) per annum per $1,000 principal amount of notes or $5.00 per annum per 13.6314 shares of common stock (subject to adjustment as set forth above) constituting transfer restricted securities for any additional days during which such registration default has occurred and is continuing. We have agreed to pay all accrued additional amounts by wire transfer of immediately available funds or by federal funds check on each payment of additional amounts date. Following the cure of a registration default, additional amounts will cease to accrue.

         The term "transfer restricted securities" means each note and each share of common stock issued on conversion of notes until the earlier of (1) the date on which the note or share, as the case may be:

     o has been transferred pursuant to the shelf registration statement or another registration statement covering the note or share which has been filed pursuant to the Securities Act, in either case after the registration statement has become and while such registration statement is effective under the Securities Act;

     o has been transferred pursuant to Rule 144 under the Securities Act (or any similar provision then in force); or

     o may be sold or transferred pursuant to Rule 144(k) under the Securities Act (or any similar provision then in force),

or (2) January 27, 2002.

         In the registration agreement, we also agreed to:

     o provide or cause to be provided to each holder of the notes, or common stock issuable upon conversion of the notes, copies of the prospectus, which is a part of the shelf registration statement; and

     o notify or cause to be notified each holder when the shelf registration statement for the notes or the common stock issuable upon conversion of the notes has become effective.

         A holder of notes or the common stock issuable upon conversion of the notes that sells these securities pursuant to a shelf registration statement:

     o will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers;

     o will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales; and

     o will be bound by the provisions of the registration agreement that are applicable to such holder (including certain indemnification and contribution rights or obligations).

         We are permitted to suspend the use of the prospectus which is a part of the shelf registration statement for a period not to exceed 30 days in any three-month period or for three periods not to exceed an aggregate of 90 days in any twelve-month period under certain circumstances relating to pending corporate developments, public filings with the SEC and similar events.

         The period of time that we have suspended the use of the prospectus is called a "suspension period." We will pay all expenses of the shelf registration statement other than broker's commissions, agency fees and underwriter's or dealer's discounts and commissions.

Conversion

         The holder of any note has the right, exercisable at any time between April 20, 2000 and January 14, 2005, to convert the principal amount of its notes (or any portion of its notes that is an integral multiple of $1,000) into shares of common stock at the conversion price of $73.36 per share, subject to adjustment as described below. If we have called a note for redemption, the conversion right will terminate at the close of business on the business day immediately preceding the redemption date (unless we default in making the redemption payment when it becomes due, in which case the conversion right shall terminate on the date on which the default is cured). If the holder of any note delivers notice of its election to have such note purchased pursuant to a designated event offer, the note may be converted only if the notice of election is withdrawn as described under the heading "Repurchase at the Option of Holders" above. Except as described below, we will not pay or adjust any notes upon conversion for accrued and unpaid interest or additional amounts, if any, accrued on the notes or for dividends or distributions on, or additional amounts, if any, attributable to, any common stock issued upon conversion of notes. We will not issue fractional shares upon conversion. Instead, we will make a cash adjustment for any fractional interest.

         Pursuant to the indenture, upon consummation of the merger, the notes will not be convertible into shares of Y&R but will be convertible at the conversion price into .835 of an American Depositary Share of WPP for each share of Y&R common stock into which such notes would be convertible if the merger were not to occur.

         The owners of a note may exercise their right of conversion by delivering to The Depository Trust Company, which is known as the "DTC," the appropriate instruction form for conversion pursuant to DTC's conversion program. In the case of conversions through Euroclear or Clearstream Banking S.A. (formerly Cedelbank), the owner shall deliver instructions in accordance with Euroclear's or Clearstream Banking's normal operating procedures when application has been made to make the underlying common stock eligible for trading on Euroclear or Clearstream Banking. To convert a note held in certificated form into shares of common stock, a holder must:

     o complete and manually sign the conversion notice on the back of the note (or complete and manually sign a facsimile of the notice) and deliver the notice to the conversion agent;

     o    surrender the note to the conversion agent;

     o if required by the conversion agent, furnish appropriate endorsements and transfer documents; and

     o    if required, pay any transfer or similar taxes.

         Pursuant to the indenture, the date on which all of the foregoing requirements have been satisfied is the date of surrender for conversion. The notice of conversion can be obtained from the trustee at its corporate trust office or the office of the conversion agent.

         As promptly as practicable on or after the conversion date, we will issue and deliver to the trustee a certificate or certificates for the number of full shares of common stock issuable upon conversion, together with payment for any fraction of a share in an amount determined on the basis of the daily market price (as described below) of the common stock on the trading day prior to the applicable conversion date. The trustee will send the certificate or certificates to the conversion agent for delivery to the holder.

         The common stock issuable upon conversion of the notes will be fully paid and nonassessable. Any note surrendered for conversion during the period after the close of business on any record date and before the opening of business on the next succeeding interest payment date (except notes called for redemption on a redemption date or to be repurchased on a designated event payment date during this period) must be accompanied by payment of an amount equal to the interest and additional amounts, if any, payable on the interest payment date on the principal amount of notes being surrendered for conversion. In the case of any note that has been surrendered for conversion after the close of business on any record date and before the opening of business on the next succeeding interest payment date, interest and additional amounts, if any, on the note shall be payable on the interest payment date notwithstanding the conversion of the note, and the interest and additional amounts, if any, will be paid to the person who was the holder of the note at the close of business on the record date. As a result, a holder that surrenders notes for conversion on a date that is not an interest payment date will not receive any interest or additional amounts, if applicable, on notes called for redemption that are surrendered for conversion after a notice of redemption (except for the payment of interest and additional amounts, if any, on notes called for redemption on a redemption date or to be repurchased on a designated event payment date between a regular record date and the interest payment date to which it relates.) No other payment or adjustment for interest or additional amounts, or for any dividends in respect of common stock, will be made upon conversion. Holders of common stock issued upon conversion will not be entitled to receive any dividends payable to holders of common stock as of any record time before the close of business on the conversion date.

         We will adjust the conversion price upon the occurrence of certain events, including:

     o the issuance of shares of common stock as a dividend or distribution on the common stock;

     o    the subdivision or combination of common stock;

     o the issuance to all holders of common stock of rights or warrants to subscribe for or purchase common stock (or securities convertible into common stock) at a price per share less than the then current market price per share (determined as set forth below); and

     o the distribution of shares of our capital stock (other than common stock), evidences of indebtedness, cash, rights or warrants to subscribe for or purchase securities (other than rights or warrants referred to in the third bullet above) or other assets (including securities of persons other than our company), but excluding:

          (1)  dividends or distributions paid exclusively in cash;

          (2) dividends or distributions referred to in the first or second bullets above; and

          (3) distributions in connection with a consolidation, merger or transfer of assets (covered in the next succeeding paragraph) to all holders of common stock;

     o distributions, by dividend or otherwise, to all holders of common stock exclusively in cash (excluding any cash that is distributed as part of a distribution requiring a conversion price adjustment pursuant to the fourth bullet above) in an aggregate amount that, together with the aggregate of:

          (1) any other all-cash distributions to all holders of common stock within the 12 months preceding the date fixed for determining the stockholders entitled to the distribution that did not trigger a conversion price adjustment; and

          (2) all excess payments in respect of each tender offer or other negotiated transaction by our company or any of our subsidiaries for common stock concluded within the 12 months preceding the date fixed for determining the stockholders entitled to the distribution not triggering a conversion price adjustment, exceeds 12 1/2% of the product of the current market price per share on the date fixed for determining the stockholders entitled to the distribution times the number of shares of common stock outstanding on that date; or

     o payment of an excess payment in respect of a tender offer or other negotiated transaction consummated by our company or any of our subsidiaries for common stock, if the aggregate amount of that excess payment, together with the aggregate amount of

          (1) cash distributions made to all holders of common stock within the 12 months preceding the expiration of the tender offer or the date of payment of the negotiated transaction consideration, as the case may be, not triggering a conversion price adjustment; and

          (2) all excess payments in respect of each other tender offer or other negotiated transaction by our company or any of our subsidiaries for common stock concluded within the 12 months preceding that date not triggering a conversion price adjustment, exceeds 12 1/2% of the product of the current market price per share on that date times the number of shares of common stock outstanding on that date.

         In the event of a distribution to all holders of common stock of rights to subscribe for additional shares of our capital stock (other than those rights and warrants referred to in the third bullet above), we may, instead of making any adjustment in the conversion price, make proper provision so that each holder of a note who converts the note after the record date for the distribution and prior to the expiration or redemption of the rights shall be entitled to receive upon the conversion, in addition to shares of common stock, an appropriate number of the rights. We will not make an adjustment of the conversion price until cumulative adjustments amount to one percent or more of the conversion price as last adjusted.

         If we reclassify or change our outstanding common stock (other than changes in par value or from par value to no par value or from no par value to par value or resulting from a subdivision or a combination), or consolidate with or merge into any person (other than a merger where our company is the continuing corporation and which does not result in a reclassification or change in the common stock other than a change in par value described above), or transfers all or substantially all our assets (determined on a consolidated basis), the notes will become convertible into the kind and amount of securities, cash or other assets which the holders of the notes would have owned immediately after any transaction if the holders had converted the notes immediately before the transaction.

         The indenture also provides that if rights, warrants or options expire unexercised, we will readjust the conversion price to take into account the actual number of such warrants, rights or options which were exercised.

         In the indenture, the "current market price" per share of common stock on any date is deemed to be the average of the daily market prices for the shorter of:

     o 30 consecutive business days ending on the last full trading day on the exchange or market referred to in determining the daily market prices prior to the time of determination; or

     o the period commencing on the date next succeeding the first public announcement of the issuance of rights or warrants or other distribution or tender offer or other negotiated transaction through the last full trading day on the exchange or market referred to in determining the daily market prices prior to the time of determination.

         An "excess payment" is the excess of (1) the aggregate of the cash and fair market value (as determined by our board of directors, whose determination shall be conclusive evidence of the fair market value) of other consideration paid by our company or any of our subsidiaries with respect to the shares acquired in a tender offer or other negotiated transaction over (2) the daily market price on the trading day immediately following the completion of the tender offer or other negotiated transaction multiplied by the number of acquired shares.

         To the extent permitted by law, we may from time to time reduce the conversion price by any amount for any period of at least 20 days, in which case we will give at least 15 days' notice of the reduction if our board of directors has made a determination that the reduction would be in the best interests of our company, which determination will be conclusive. We may, at our option, make reductions in the conversion price, in addition to those set forth above, as our board of directors deems advisable to avoid or diminish any income tax to holders of common stock resulting from any dividend or distribution of stock (or rights to acquire stock) or any event treated as a dividend or distribution for federal income tax purposes. See "Certain United States Federal Income Tax Considerations."

Subordination of Notes

         The notes are general unsecured obligations of our company, and are subordinated in right of payment to all our existing and future senior debt. In addition, the notes are structurally subordinated to all indebtedness and other liabilities of our subsidiaries. The indenture does not restrict the amount of senior debt or other indebtedness of our company or any subsidiary of our company. You should read the information under the heading "Risk Factors--The notes are subordinated to our senior debt and all the obligations of our subsidiaries," for more information on the subordination of the notes.

         The payment of the principal of, and premium, if any, interest, and additional amounts, if any, on, and any other amounts due on the notes is subordinated in right of payment to the prior payment in full of all our senior debt. No payment on account of principal of, or premium, if any, interest or additional amounts, if any, on or any other amounts due on the notes, including, without limitation, any payments on the designated event offer, and no redemption, purchase or other acquisition of the notes may be made unless:

     o full payment of amounts then due on all senior debt has been made or duly provided for pursuant to the terms of the instrument governing the senior debt; or

     o at the time for, and immediately after giving effect to, any payment, redemption, purchase or other acquisition, there shall not exist under any senior debt or any agreement pursuant to which any senior debt has been issued any default which shall not have been cured or waived and which shall have resulted in the full amount of the senior debt being declared due and payable.

In addition, the indenture provides that if any of the holders of any issue of designated senior debt notify the trustee that a default has occurred and is continuing giving the holders of the designated senior debt the right to accelerate the maturity of the designated senior debt, we will make no payment on account of principal of, or premium, if any, interest, additional amounts, if any, or any other amounts due on the notes and we will make no purchase, redemption or other acquisition of the notes for the period commencing on the date the notice is received and ending (unless earlier terminated by notice given to the trustee by the holders or the representative of the holders of the designated senior debt) on the earlier of:

     o    the date on which the default is cured or waived; or

     o    180 days from the date the notice is received.

Notwithstanding the foregoing (but subject to the provisions contained in the first and second sentences of this paragraph), unless the holders of the designated senior debt or the representative of the holders have accelerated the maturity of the designated senior debt, we may resume payments on the notes after the end of the blockage period described above. The holders of designated senior debt may not give, in the aggregate, more than one blockage notice in any consecutive 365-day period, irrespective of the number of defaults with respect to senior debt during any consecutive 365-day period.

         We must pay in full all senior debt before the holders of the notes are entitled to any payments whatsoever (other than payments of junior securities) upon:

     o any distribution of our assets in connection with any dissolution, winding-up, liquidation or reorganization of our company; or

     o acceleration of the principal amount due on the notes because of an event of default.

         If payment of the notes is accelerated because of an event of default, we will give prompt written notice to the holders of senior debt or to the trustee(s) for senior debt of the acceleration. We may not pay the principal of, premium, if any, interest or additional amounts, if any, on or any other amounts due on the notes until five business days after the holders or trustee(s) of senior debt receive notice of the acceleration and, thereafter, we may pay the principal of, premium, if any, interest and additional amounts, if any, on or any other amounts due on the notes only if the subordination provisions of the indenture otherwise permit payment at that time. As a result of these subordination provisions, in the event of our insolvency, holders of the notes may recover less than our general creditors.

Merger, Consolidation or Sale of Assets

         The indenture provides that we may not consolidate or merge with or into any person (whether or not our company is the surviving corporation), continue in a new jurisdiction, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our properties or assets unless:

     o (a) our company is the surviving corporation or (b) the person formed by or surviving any consolidation or merger (if other than our company) or the person which acquires by sale, assignment, transfer, lease, conveyance or other disposition our properties and assets is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

     o the corporation formed by or surviving any consolidation or merger (if other than our company) or the corporation to which the sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all our obligations, pursuant to a supplemental indenture in a form reasonably satisfactory to the trustee, under the notes, the registration agreement and the indenture;

     o the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of our properties or assets shall be as an entirety or virtually as an entirety to one corporation and the corporation assumes all obligations, pursuant to a supplemental indenture in a form reasonably satisfactory to the trustee, under the notes, the registration agreement and the indenture;

     o immediately after the transaction, no default or event of default exists; or

     o our company or the corporation has delivered to the trustee an officers' certificate and an opinion of counsel, each stating that the transaction and the supplemental indenture comply with the indenture and that all conditions precedent in the indenture relating to the transaction have been satisfied.

Reports

         Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, we will file with the SEC and furnish to the trustee and the holders of notes all quarterly and annual financial information (without exhibits) required to be contained in a filing with the SEC on Forms 10-Q and 10-K, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual consolidated financial statements only, a report on the annual consolidated financial statements by our independent auditors. We are not required to file any report or other information with the SEC if the SEC does not permit the filing.

Events of Default and Remedies

         The indenture provides that each of the following constitutes an event of default:

     o default for 30 days in the payment when due of interest on or additional amounts payable with respect to the notes;

     o default in payment when due of principal of the notes at maturity, upon redemption or otherwise, including our failure to purchase the notes when required as described under the heading "--Repurchase at the Option of Holders" above;

     o our failure for 60 days after the receipt of written notice from the trustee or from the holders of at least 25% in aggregate principal amount of the outstanding notes to comply with other covenants and agreements contained in the indenture or the notes;

     o default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by our company or any of our material subsidiaries (or the payment of which is guaranteed by the company or any of our material subsidiaries), whether the indebtedness or guarantee existed on the January 20, 2000 or is created thereafter, which default (a) is caused by a failure to pay when due principal of or interest on the indebtedness within the grace period provided in the indebtedness (which failure continues beyond any applicable grace period) or (b) results in the acceleration of the indebtedness prior to its express maturity (without such acceleration being rescinded or annulled) and, in each case, the principal amount of the indebtedness, together with the principal amount of any other indebtedness under which there has been default in payment or the maturity of which has been accelerated, aggregates $15,000,000 or more, which default in payment is not cured or acceleration is not annulled, within 30 days after the receipt of written notice to comply as provided in the indenture;

     o failure by our company or any material subsidiary of our company to pay final non-appealable judgments (other than any judgment as to which a reputable insurance company has accepted full liability) for the payment of money entered by a court or courts of competent jurisdiction aggregating in excess of $15,000,000, which judgments are not stayed, bonded or discharged within 60 days after their entry; and

     o certain events of bankruptcy or insolvency with respect to our company or any of our material subsidiaries.

         If any event of default (other than an event of default arising from certain events of bankruptcy or insolvency) occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an event of default arising from certain events of bankruptcy or insolvency with respect to our company or any material subsidiary, all outstanding notes will become due and payable without further action or notice. Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing default or event of default (except a default or event of default relating to the failure to pay principal, premium, if any, interest or additional amounts, if applicable) if it determines that withholding notice is in their interest.

         By notice to the trustee, the holders of a majority in aggregate principal amount of the notes then outstanding may, on behalf of the holders of all of the notes, waive any existing default or event of default and its consequences under the indenture except:

     o in the case of a continuing default or event of default in the payment of the designated event payment or interest or additional amounts, if applicable, on, or the principal of or premium on, the notes; or

     o in respect of any covenant or provision of the indenture or the notes which cannot be modified or amended without the consent of the holder of each note affected.

         We are required to deliver to the trustee annually a statement regarding compliance with the indenture, and we are required, upon becoming aware of any default or event of default, to deliver to the trustee a statement describing the default or event of default.

Form, Denomination and Registration

Global Note, Book-Entry Form

         Notes sold by the selling securityholders pursuant to the registration statement of which this prospectus forms a part will be represented by a global note, except as set forth below under "Certificated Notes." The global note will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC. Beneficial interests in the global note will be exchangeable for definitive certificated notes only in accordance with the terms of the indenture.

         Except as set forth below, the global note may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

         DTC has advised us that DTC is:

     o a limited purpose trust company organized under the laws of the State of New York;

     o    a member of the Federal Reserve System;

     o a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

     o a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

         DTC was created to hold securities of institutions that have accounts with DTC and to facilitate the clearance and settlement of securities transactions among its participants in securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include:

     o    securities brokers and dealers;

     o    banks;

     o    trust companies;

     o    clearing corporations; and

     o    certain other organizations.

         Access to DTC's book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

         Upon the issuance of the global note, DTC credited, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global note to the accounts of participants. The accounts credited were designated by the initial purchasers of the beneficial interests. Ownership of beneficial interests in the global note is limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants' interests) and the participants (with respect to the owners of beneficial interests in the global note other than participants).

         So long as DTC or its nominee is the registered holder and owner of the global note, DTC or its nominee, as the case may be, will be considered the sole legal owner of the notes represented by the global note for all purposes under the indenture and the notes. Except as set forth below, owners of beneficial interests in the global note will not be entitled to receive definitive notes and will not be considered to be the owners or holders of any notes under the global note. We understand that under existing industry practice, in the event an owner of a beneficial interest in the global note desires to take any action that DTC, as the holder of the global note, is entitled to take, DTC would authorize the participants to take the action, and that participants would authorize beneficial owners owning through the participants to take the action or would otherwise act upon the instructions of beneficial owners owning through them. No beneficial owner of an interest in the global note will be able to transfer the interest except in accordance with DTC's applicable procedures, in addition to those provided for under the indenture and, if applicable, those of Euroclear and Clearstream Banking.

         We will make payments of the principal of, and interest on, the notes represented by the global note registered in the name of and held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global note.

         We expect that DTC or its nominee, upon receipt of any payment of principal or interest in respect of the global note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global note as shown on the records of DTC or its nominee. We also expect that payments by participants and indirect participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for accounts of customers registered in the names of nominees for these customers. The payments, however, will be the responsibility of the participants and indirect participants, and neither we, the trustee nor any paying agent will have any responsibility or liability for:

     o any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global note;

     o maintaining, supervising or reviewing any records relating to the beneficial ownership interests;

     o    any other aspect of the relationship between DTC and its participants;
          or

     o the relationship between the participants and indirect participants and the owners of beneficial interests in the global note.

         Unless and until it is exchanged in whole or in part for definitive notes, the global note may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC.

         Participants in DTC will effect transfers with other participants in the ordinary way in accordance with DTC rules and will settle transfers in same-day funds. Participants in Euroclear and Clearstream Banking will effect transfers with other participants in the ordinary way in accordance with the rules and operating procedures of Euroclear and Clearstream Banking, as applicable. If a holder requires physical delivery of a definitive note for any reason, including to sell notes to persons in jurisdictions which require physical delivery or to pledge notes, the holder must transfer its interest in the global note in accordance with the normal procedures of DTC and the procedures set forth in the indenture.

         Cross-market transfers between DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream Banking participants, on the other, will be effected in DTC in accordance with DTC rules on behalf Euroclear or Clearstream Banking, as the case may be, by its respective depositary; however, these cross-market transactions will require delivery of instructions to Euroclear or Clearstream Banking, as the case may be, by the counterparty in the system in accordance with its rules and procedures and within its established deadlines (Brussels time). Euroclear or Clearstream Banking, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream Banking participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream Banking.

         Because of time zone differences, the securities account of a Euroclear or Clearstream Banking participant purchasing an interest in the global note from a DTC participant will be credited during the securities settlement processing day (which must be a business day for Euroclear or Clearstream Banking, as the case may be) immediately following the DTC settlement date, and the credit of any transactions interests in the global note settled during the processing day will be reported to the relevant Euroclear or Clearstream Banking participant on that day. Cash received in Euroclear or Clearstream Banking as a result of sales of interests in the global note by or through a Euroclear or Clearstream Banking participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Euroclear or Clearstream Banking cash account only as of the business day following settlement in DTC.

         We expect that DTC will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose accounts at the DTC interests in the global note are credited and only in respect of the portion of the aggregate principal amount of the notes as to which the participant or participants has or have given direction. However, if there is an event of default under the notes, DTC will exchange the global note for definitive notes, which it will distribute to its participants. These definitive notes are subject to certain restrictions on registration of transfers and will bear appropriate legends restricting their transfer.

         Although we expect that DTC, Euroclear and Clearstream Banking will agree to the foregoing procedures in order to facilitate transfers of interests in the global note among participants of DTC, Euroclear, and Clearstream Banking, DTC, Euroclear and Clearstream Banking are under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. Neither we nor the trustee have any responsibility for the performance by DTC, Euroclear or Clearstream Banking or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

         If DTC is at any time unwilling or unable to continue as a depositary for the global note or ceases to be a clearing agency registered under the Securities Exchange Act of 1934 and we do not appoint a successor depositary within 90 days, we will issue definitive notes in exchange for the global note. The definitive notes will be subject to certain restrictions on registration of transfers and will bear appropriate legends concerning these restrictions.

Certificated Notes

         Notes originally purchased by or transferred to institutional accredited investors (as defined in Rules 501(a)(1), (2), (3) or (7) under the Securities Act) that were not qualified institutional buyers were issued and physically delivered in fully registered, definitive form. Unless the purchaser of notes sold by a selling securityholder is required to take delivery of notes in the form of definitive certificated notes, the purchaser must take delivery under the global note. Beneficial interests in the global note will be exchangeable for definitive certificated notes only in limited circumstances in accordance with the terms of the indenture.

Transfer and Exchange

         We have initially appointed the trustee as registrar in New York, New York. We reserve the right to vary or terminate the appointment of the registrar or to appoint additional or other registrars or to approve any change in the office through which the registrar acts.

         A holder may transfer or exchange notes in accordance with the indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and pay any taxes and fees required by law or permitted by the indenture. We are not required to exchange or register the transfer of any note selected for redemption. Also, we are not required to exchange or register the transfer of any note for a period of 15 days before the mailing of a notice of redemption of notes to be redeemed.

         All notes that our company or any of our subsidiaries or affiliates redeem, purchase or otherwise acquire prior to the final maturity date of the notes shall be delivered to the trustee for cancellation. We will not hold or resell any of these notes or issue any new notes to replace any of these notes or any other notes that any holder has converted pursuant to the indenture.

         We will treat the registered holder of a note as the owner of the note for all purposes.

Amendment, Supplement and Waiver

         Except as provided in the next succeeding paragraph, the indenture or the notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the then outstanding notes (including consents obtained in connection with a tender offer or exchange offer for notes), and any existing default or compliance with any provision of the indenture or the notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding notes (including consents obtained in connection with a tender offer or exchange offer for notes).

         Without the consent of each holder affected, an amendment, supplement or waiver may not (with respect to any notes held by a nonconsenting holder of notes):

     o reduce the amount of notes whose holders must consent to an amendment, supplement or waiver;

     o reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes;

     o reduce the rate of or change the time for payment of interest on any note;

     o waive a default in the payment of principal of or premium, if any, or interest or additional amounts, if any, on any notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from the acceleration);

     o    make any note payable in money other than that stated in the notes;

     o make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of notes to receive payments of principal of or premium, if any, or interest or additional amounts, if any, payable on the notes;

     o    waive a redemption payment with respect to any note;

     o    impair the right to convert the notes into common stock;

     o modify the conversion or subordination provisions of the indenture in a manner adverse to the holders of the notes; or

     o make any change in the amendment and waiver provisions described above.

         Notwithstanding the foregoing, without the consent of any holder of notes, we and the trustee may amend or supplement the indenture or the notes:

     o    to cure any ambiguity, defect or inconsistency;

     o to provide for uncertificated notes in addition to or in place of definitive notes;

     o to provide for the succession of another person to us and the assumption by the successor to our covenants and obligations under the indenture;

     o to evidence and provide for the acceptance of the appointment under the indenture of a successor trustee;

     o to make any change that would provide any additional rights or benefits to the holders of the notes or that does not adversely affect the legal rights under the indenture of any such holder;

     o to make provisions with respect to the conversion rights of holders of notes in the event of a consolidation, merger, continuation or sale of assets as required by the indenture; or

     o to comply with requirements of the SEC in order to qualify, or maintain the qualifications of, the indenture under the Trust Indenture Act.

Notices

         We will give or cause to be given notices to holders of the notes by mail to the addresses of the holders as they appear in the note register. The notices will be deemed to have been given on the date of the mailing or on the date of the first publication, as the case may be.

Governing Law

         The indenture, the notes and the registration agreement are governed by and construed in accordance with the laws of the State of New York.

Concerning the Trustee

         The indenture contains limitations on the rights of the trustee, should it become a creditor of our company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any claim as security or otherwise. The trustee will be permitted to engage in other transactions with us; however, if the trustee acquires any conflicting interest it must eliminate the conflict within 90 days, apply to the SEC for permission to continue or resign.

         The holders of a majority in principal amount of outstanding notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to exceptions. The indenture provides that, if an event of default occurs (which is not cured), the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of the person's own affairs. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless the holder shall have offered to the trustee security and indemnity satisfactory to the trustee against any loss, liability or expense.

Definitions

         Set forth below are some of the defined terms used in the indenture.

         "Business day" means any day that is not a legal holiday.

         "Default" means any event that is or, with the passage of time or the giving of notice or both, would be an event of default.

         "Designated senior debt" means any senior debt which, at the date of determination, has an aggregate principal amount outstanding of, or commitments to lend up to, at least $15,000,000 and is specifically designated by us in the instrument evidencing or governing the senior debt as "designated senior debt" for purposes of the indenture.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in other statements by other entities as may be approved by a significant segment of the accounting profession of the United States, which are in effect from time to time.

         "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness; and such term, when used as a verb, shall have a correlative meaning.

         "Indebtedness" means, with respect to any person, all obligations, whether or not contingent, of the person:

     o (a) for borrowed money (including, but not limited to, any indebtedness secured by a security interest, mortgage or other lien on the assets of such person which is (1) given to secure all or part of the purchase price of property subject thereto, whether given to the vendor of such property or to another, or (2) existing on property at the time of acquisition thereof), (b) evidenced by a note, debenture, bond or other written instrument, (c) under a lease required to be capitalized on the balance sheet of the lessee under GAAP or under any lease or related document (including a purchase agreement) which provides that the person is contractually obligated to purchase or to cause a third party to purchase such leased property, (d) in respect of letters of credit, bank guarantees or bankers' acceptances (including reimbursement obligations with respect to any letters of credit, bank guarantees or bankers' acceptances), (e) with respect to indebtedness secured by a mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in an encumbrance to which the property or assets of the person are subject, whether or not the obligation secured by a mortgage, pledge, lien, encumbrance, charge or adverse claim shall have been assumed or guaranteed by or shall otherwise be the person's legal liability, (f) in respect of the balance of the deferred and unpaid purchase price of any property or assets, and (g) under interest rate or currency swap agreements, cap, floor and collar agreements, spot and forward contracts and similar agreements and arrangements;

     o with respect to any obligation of others of the type described in the preceding bullet or under the third bullet below assumed by or guaranteed in any manner by the person or in effect guaranteed by the person through an agreement to purchase (including, without limitation, "take or pay" and similar arrangements), contingent or otherwise (and the obligations of the person under the assumptions, guarantees or other such arrangements); or

     o with respect to any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any of the foregoing.

         "Junior securities" means securities of our company as reorganized or readjusted or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided for in the indenture with respect to the notes, to the payment in full without diminution or modification by the plan of all senior debt.

         "Legal holiday" means a Saturday, a Sunday or a day on which banking institutions in the State of New York are not required to be open. If a payment date is a legal holiday at a place of payment, we may make payment at that place on the next succeeding day that is not a legal holiday, and no interest shall accrue for the intervening period. If any other operative date for purposes of the indenture occurs on a legal holiday then for all purposes the next succeeding day that is not a legal holiday shall be the operative date.

         "Material subsidiary" means any of our subsidiaries which at the date of determination is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act.

         "Senior debt" means the principal of, premium, if any, interest on and other amounts due on our indebtedness, whether outstanding on January 20, 2000 or created, incurred, assumed or guaranteed by us (including all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any of the foregoing) after that date, unless, in the instrument creating or evidencing or pursuant to which indebtedness is outstanding, it is expressly provided that the indebtedness is not senior in right of payment to, or ranks pari passu in right of payment with, the notes. Senior debt includes, with respect to the obligations described above, interest accruing, pursuant to the terms of the senior debt, on or after the filing of any petition in bankruptcy or for reorganization relating to our company, whether or not post-filing interest is allowed in any proceeding, at the rate specified in the instrument governing the relevant obligation. Notwithstanding anything to the contrary in the previous sentences, senior debt shall not include:

     o indebtedness of or amounts owed by us for compensation to employees, or for goods, services or materials purchased in the ordinary course of business;

     o    indebtedness of our company to one of our subsidiaries; or

     o any liability for federal, state, local or other taxes owed or owing by us.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

         The following is a summary of the material U.S. federal income tax consequences of acquiring, holding and disposing of the notes or common stock, or converting the notes. This summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of investors or that are generally assumed to be known by investors. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service ("IRS") rulings, and judicial decisions currently in effect, all of which are subject to change (possibly with retroactive effect) or different interpretations.

         This summary does not deal with all aspects of U.S. federal income taxation that may be relevant to holders of the notes or common stock and does not deal with tax consequences arising under the laws of any state, local or foreign jurisdiction. This summary deals only with holders that will hold notes or common stock as capital assets and does not address tax considerations applicable to investors that may be subject to special tax rules such as banks, insurance companies, tax-exempt organizations, dealers in securities or currencies, traders in securities that elect mark-to-market treatment, persons that will hold notes or common stock as part of an integrated investment (including a "straddle") comprised of notes or shares of common stock and one or more other positions, or persons that have a "functional currency" other than the U.S. dollar.

         For the purpose of this discussion, a "U.S. Holder" refers to (i) an individual who is a citizen or resident of the United States, (ii) a U.S. domestic corporation or (iii) any other person that is subject to U.S. federal income tax on a net income basis in respect of its investment in the notes.

PROSPECTIVE HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF ACQUIRING, HOLDING AND DISPOSING OF THE NOTES OR COMMON STOCK, OR CONVERTING THE NOTES, AND THE EFFECT THAT THEIR PARTICULAR CIRCUMSTANCES MAY HAVE ON SUCH TAX CONSEQUENCES.

Certain U.S. Federal Income Tax Considerations Applicable to U.S. Holders

Interest on Notes

         Stated interest on the notes generally will be taxable to a U.S. Holder as ordinary interest income at the time that such interest is accrued or received in accordance with the holder's regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange, Redemption or Retirement of Notes

         In general, a U.S. Holder of notes will recognize gain or loss upon the sale, exchange, redemption, retirement or other disposition of the notes (other than a conversion into common stock) measured by the difference between (i) the amount realized (except to the extent attributable to the payment of accrued market discount (as described below) or accrued interest not previously included in income, which amounts are taxed as ordinary income) and (ii) the U.S. Holder's adjusted tax basis in the notes. A U.S. Holder's tax basis in the notes generally will equal the cost of the notes to the U.S. Holder, increased by the amount of any market discount (as discussed below) previously taken into income by the U.S. Holder or decreased by any bond premium amortized by the U.S. Holder with respect to the notes and any principal payments received by the U.S. Holder. Any such gain or loss recognized on the sale, exchange, redemption, retirement or other disposition of a note should be capital gain or loss and will generally be long-term capital gain or loss if the note has been held or deemed held for more than one year at the time of the sale or exchange.

Conversions of Notes into Common Stock

         In general, a U.S. Holder will not recognize gain or loss on the conversion of the notes into shares of common stock, except upon the receipt of cash in lieu of a fractional share. The U.S. Holder's tax basis in the shares of common stock received upon conversion of the notes will equal the U.S. Holder's aggregate basis in the notes exchanged therefor (less any portion thereof allocable to a fractional share). The holding period of the shares of common stock received by the U.S. Holder upon conversion of notes generally will include the period during which the U.S. Holder held the notes prior to conversion. Cash received in lieu of a fractional share of common stock should be treated as a payment in exchange for such fractional share (rather than a dividend). Gain or loss recognized on the receipt of cash paid in lieu of a fractional share generally will equal the difference between the amount of cash received and the tax basis allocable to the fractional share. Any such gain or loss generally will result in capital gain or loss, and generally will be long-term capital gain or loss if the notes were held for more than one year at the time of conversion.

         In the event the proposed merger between WPP and Y&R, as discussed above under "Recent Developments," is consummated, the notes will no longer be convertible into Y&R common stock but instead will be exchangeable for WPP Americn Depositary Shares ("ADSs"). A U.S. Holder generally will be subject to U.S. federal income tax on the exchange of notes into WPP ADSs as discussed above under "--Sale, Exchange, Redemption or Retirement of Notes."

Amortizable Premium

         A U.S. Holder of a note that purchases the note at a cost greater than the total of all future payments to be made on the note (the "remaining redemption amount") will be considered to have purchased the note at a premium. A U.S. Holder may elect to amortize the portion of the premium not attributable to a note's conversion feature, as an offset to interest income, using a constant-yield method, over the remaining term of the note. The amount attributable to the conversion feature, which is not amortizable by a U.S. Holder, is the excess, if any, of the note's purchase price over what the note's fair market value would be if there were no conversion feature. An election to amortize such bond premium, once made, generally applies to all bonds held or subsequently acquired by the U.S. Holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. A U.S. Holder that elects to amortize such premium must reduce its tax basis in a note by the amount of the premium amortized during its holding period. With respect to a U.S. Holder that does not elect to amortize bond premium, the amount of bond premium will be included in the U.S. Holder's tax basis when the note matures or is disposed of by the U.S. Holder. Therefore, a U.S. Holder that does not elect to amortize such premium and that holds the note to maturity generally will be required to treat the premium as capital loss when the note matures.

Market Discount

         If a U.S. Holder of a note purchases the note at a price that is lower than its remaining redemption amount, the note will be considered to have "market discount" in the hands of such U.S. Holder. In such case, gain realized by the U.S. Holder on the disposition of the note generally will be treated as ordinary income to the extent of the market discount that accrued on the note while held by such U.S. Holder. If a note with accrued market discount is converted into common stock pursuant to the conversion feature, the amount of such accrued market discount generally will be taxable as ordinary income upon disposition of the common stock. In addition, the U.S. Holder could be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry the note until the note is disposed of in a taxable transaction. In general terms, market discount on a note will be treated as accruing ratably over the term of such note, or, at the election of the U.S. Holder, under a constant yield method.

         A U.S. Holder may elect to include market discount in income on a current basis as it accrues (on either a ratable or constant-yield basis), in lieu of treating a portion of any gain realized on a sale of a note as ordinary income. If a U.S. Holder elects to include market discount on a current basis, the interest deduction deferral rule described above will not apply. Any such election, if made, applies to all market discount bonds acquired by the taxpayer on or after the first day of the first taxable year to which such election applies and is revocable only with the consent of the IRS.

Registration Rights; Additional Amounts

         The registration of the notes pursuant to Y&R's obligations under "Description of Notes--Registration of Notes" will not constitute a taxable event for U.S. federal income tax purposes, will not affect a U.S. Holder's tax basis in the notes, and a U.S. Holder's holding period for the registered notes will include the holding period such U.S. Holder had in the notes before such notes were registered.

Adjustments to Conversion Rate--Constructive Dividends

         If at any time (i) Y&R makes a distribution to its shareholders or purchases common stock in a tender offer and such distribution or purchase would be taxable to such stockholders as a dividend for U.S. federal income tax purposes (e.g., distributions of evidences of indebtedness or assets of Y&R, but generally not stock dividends or rights to subscribe for common stock) and, pursuant to the antidilution provisions of the indenture, the conversion rate of the notes is increased, or (ii) the conversion rate of the notes is increased at the discretion of Y&R, such increase may be deemed to be the payment of a taxable dividend to holders or beneficial owners of notes (pursuant to Section 305 of the Code). U.S. Holders of notes therefore could have taxable income as a result of an event in which they receive no cash or property. Similarly, a failure to adjust the conversion rate to reflect a stock dividend or other event increasing the proportionate interest of the holders of outstanding common stock could, in some circumstances, give rise to deemed dividend income to U.S. Holders of such common stock.

Dividends Paid on the Shares

         In general, a U.S. Holder will be required to include in gross income as ordinary dividend income the amount of any distributions paid on common stock after a conversion (or deemed distributions on the notes as described above under "--Adjustments to Conversion Rate--Constructive Dividends") to the extent that such distributions are paid out of Y&R's current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Distributions in excess of such earnings and profits will be applied against and will reduce the U.S. Holder's tax basis in its common stock and, to the extent in excess of such tax basis, will be treated as gain from a sale or exchange of such common stock.

Disposition of Shares

         Gain or loss realized on the sale or exchange of common stock will equal the difference between (i) the amount realized on such sale or exchange and (ii) the U.S. Holders' adjusted tax basis in such common stock. Except as discussed above with respect to market discount, such gain or loss will generally be long-term capital gain or loss if the U.S. Holder has held or is deemed to have held (e.g., by reason of ownership of the notes) the common stock for more than one year.

Certain U.S. Federal Income Tax Considerations Applicable to Non-U.S. Holders

Interest on Notes

         Payment on a note by Y&R or any paying agent to a holder of a note that is not a U.S. Person (as defined below) (a "Non-U.S. Holder") and that does not hold a note in connection with a U.S. trade or business will not be subject to U.S. federal income tax or withholding of U.S. federal income tax, provided that, with respect to payments of interest, (i) the holder does not actually or constructively own 10 percent or more of the combined voting power of all classes of stock of Y&R and is not a controlled foreign corporation related to Y&R through stock ownership and (ii) the beneficial owner of the note provides a statement signed under penalties of perjury that includes its name and address and certifies that it is a Non-U.S. Holder in compliance with applicable requirements (or, with respect to payments made after December 31, 2000, satisfies certain documentary evidence requirements for establishing that it is a Non-U.S. Holder).

         For this purpose, a "U.S. Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to U.S. federal income taxation regardless of its source or a trust if (i) a U.S. court is able to exercise primary supervision over the trust's administration and (ii) one or more U.S. Persons have the authority to control all of the trust's substantial decisions.

Sale, Exchange, Retirement or Redemption of Notes or Shares of Common Stock

         In general, a Non-U.S. Holder will not be subject to U.S. federal income tax on gain realized on the sale, exchange, retirement or redemption of notes or common stock received in exchange therefor, unless (i) such gain is effectively connected with the conduct by the holder of a trade or business in the United States or (ii) in the case of gain realized by an individual holder, the holder is present in the United States for 183 days or more in the taxable year of the sale and either (A) such gain or income is attributable to an office or other fixed place of business maintained in the United States by such holder or (B) such holder has a tax home in the United States.

Conversion or Exchange of Notes

         A Non-U.S. Holder generally will not be subject to U.S. federal income tax on the conversion of a note into shares of Y&R common stock. However, to the extent a Non-U.S. Holder receives cash in lieu of a fractional share upon conversion, any gain upon the receipt of cash would be subject to the rules as discussed above under "--Sale, Exchange, Retirement or Redemption of Notes or Shares of Common Stock."

         In the event the proposed merger between WPP and Y&R, as discussed above under "Recent Developments," is consummated, the notes will no longer be convertible into common stock but instead will be exchangeable for WPP ADSs. A Non-U.S. Holder generally will not be subject to U.S. federal income tax on the exchange of notes into WPP ADSs as discussed above under "--Sale, Exchange, Retirement or Redemption of Notes or Shares of Common Stock."

Dividends on Shares of Common Stock

         In general, any distribution paid, or deemed paid, on common stock (including a deemed distribution on the notes described above under "--Certain U.S. Federal Income Tax Considerations Applicable to U.S. Holders--Adjustments to Conversion Rate--Constructive Dividends") to a Non-U.S. Holder will be subject to U.S. federal income tax withholding at a rate of 30%, unless (i) a lower rate is provided by an applicable tax treaty or (ii) the distribution is effectively connected with the conduct of a trade or business in the United States by the holder. For either of these exceptions to apply, the Non-U.S. Holder may be required to provide a properly executed certificate claiming the benefit of a treaty or exemption.

Federal Estate Taxes

         A note will not be subject to U.S. federal estate tax as a result of the death of a holder who is not a citizen or resident of the United States at the time of death, provided that such holder did not at the time of death actually or constructively own 10 percent or more of the combined voting power of all classes of stock of Y&R and, at the time of such holder's death, payments of interest on such note would not have been effectively connected with the conduct by such holder of a trade or business in the United States.

         Common stock owned or treated as being owned by a Non-U.S. Holder at the time of death will be included in such holder's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

U.S. Holders

         Information reporting and backup withholding may apply to payments of principal, interest, premium or dividends on or the proceeds from the sale or other disposition (including a payment of cash in lieu of a fractional share upon conversion) of the notes or common stock with respect to certain noncorporate U.S. Holders. Such U.S. Holders generally will be subject to backup withholding at a rate of 31% unless the holder provides its correct taxpayer identification number and certain other information, certified under penalties of perjury, to the payor, or otherwise establishes an exemption from backup withholding. Any amount withheld under backup withholding is allowable as a credit against the holder's U.S. federal income tax liability, provided the proper information is provided to the IRS.

Non-U.S. Holders

         In general, information reporting will apply to payments of interest and/or premium (if any) on the notes or dividends on Y&R common stock, and backup withholding at a rate of 31% may apply unless the payee certifies that it is not a U.S. Person or otherwise establishes an exemption. In addition, information reporting and backup withholding will apply to payments of principal on the notes unless the payee certifies that it is not a U.S. Person or otherwise establishes an exemption.

         Information reporting requirements and backup withholding tax will not apply to any payment of the proceeds of the sale of a note, or common stock effected outside the United States by a foreign office of a foreign "broker" (as defined in applicable Treasury Regulations), provided that such broker (i) derives less than 50 percent of its gross income for certain periods from the conduct of a trade or business in the United States, (ii) is not a controlled foreign corporation for U.S. federal income tax purposes and (iii) with respect to sales effected after December 31, 2000, is not a foreign partnership that, at any time during its taxable year, is 50 percent or more (by income or capital interest) owned by U.S. Persons or is engaged in the conduct of a U.S. trade or business. Payment of the proceeds of the sale of a note, or common stock effected outside the United States by a foreign office of any other broker will not be subject to backup withholding tax, but will be subject to information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a Non-U.S. Holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of a sale or other disposition (including a payment of cash in lieu of a fractional share upon conversion) of a note, or common stock by the U.S. office of a broker will be subject to information reporting requirements and backup withholding tax unless the beneficial owner certifies its non-U.S. status under penalties of perjury or otherwise establishes an exemption.

                CERTAIN UNITED KINGDOM INCOME TAX CONSIDERATIONS

         In the event the proposed merger between WPP and Y&R, as discussed above under "Recent Developments," is consummated, holders who exchange notes for WPP ADSs may be subject to U.K. income, withholding, or other taxes on dividends received on, gain or loss on sale or other disposition of, or other tax consequences as a result of the ownership of such WPP ADSs under U.K. law. Holders are urged to consult their own tax advisors regarding the U.K. tax consequences of acquiring, holding and disposing of the notes, common stock, or WPP ADSs, or converting or exchanging the notes, and the effect that their particular circumstances may have on such tax consequences.

                             SELLING SECURITYHOLDERS

         The notes offered hereby were originally issued by Y&R and sold by the initial purchasers in transactions exempt from the registration requirements of the Securities Act to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) or other institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act). The selling securityholders (which term includes their transferees, pledgees, donees or their successors) may from time to time offer and sell pursuant to this prospectus any or all of the notes and common stock issued upon conversion of the notes.

         Prior to any use of this prospectus in connection with an offering of the notes and/or the common stock issued upon conversion of the notes, this prospectus will be supplemented to set forth the name, amount of notes, if any, and number of shares, if any, beneficially owned by the selling securityholder intending to sell such notes and/or common stock and the amount of notes and/or shares of common stock to be offered. The prospectus supplement will also disclose whether any selling securityholder selling in connection with the prospectus supplement has held any position or office with, been employed by or otherwise has had a material relationship with, Y&R or any of its affiliates during the three years prior to the date of the prospectus supplement.

                              PLAN OF DISTRIBUTION

         The notes and shares of common stock issuable upon conversion thereof may be sold from time to time:

     o    directly by any selling securityholder to one or more purchasers;

     o    to or through underwriters, dealers or brokers;

     o    through agents on a best-efforts basis or otherwise; or

     o    through a combination of such methods of sale.

         If a selling securityholder sells the notes or shares of common stock issuable upon conversion thereof through underwriters, dealers, brokers or agents, such underwriters, dealers, brokers or agents may receive compensation in the form of discounts, concessions or commissions from the selling securityholder and/or the purchasers of the notes or shares of common stock.

         The notes and shares of common stock issuable upon conversion thereof may be sold from time to time:

     o in one or more transactions at a fixed price or prices, which may be changed;

     o at prevailing market prices at the time of sale or at prices related to such prevailing prices;

     o    at varying prices determined at the time of sale; or

     o    at negotiated prices.

         The notes and shares of common stock issuable upon conversion thereof may be sold:

     o in transactions on any national securities exchange or quotation service on which the notes or shares of common stock may be listed or quoted at the time of sale;

     o    in transactions in the over-the-counter market;

     o in transactions otherwise than on such exchanges or services or in the over-the-counter market;

     o in block transactions in which the broker or dealer so engaged will attempt to sell the notes or shares of common stock issuable upon conversion thereof as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses;

     o through purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

     o in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

     o    through the writing of options; or

     o    through other types of transactions.

         At the time a particular offering of notes or shares of common stock issuable upon conversion thereof is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of notes or shares of common stock being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents and any discounts, commissions or concessions allowed or reallowed or paid to brokers or dealers. In connection with sales of the notes or shares of common stock issuable upon conversion thereof or otherwise, any selling securityholder may:

     o enter into hedging transactions with brokers, dealers or others, which may in turn engage in short sales of the notes or shares of common stock issuable upon conversion thereof in the course of hedging the positions they assume;

     o sell short and deliver notes or shares of common stock issuable upon conversion thereof to close out such short positions; or

     o loan or pledge notes or shares of common stock issuable upon conversion thereof to brokers, dealers or others that in turn may sell such securities.

         A selling securityholder may pledge or grant a security interest in some or all of the notes or shares of common stock issuable upon conversion of the notes owned by it, and if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the notes or shares of common stock issuable upon conversion thereof from time to time pursuant to this prospectus. The selling securityholders may also transfer and donate notes or shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling securityholders for purposes of this prospectus. The selling securityholders may sell short notes or shares of common stock and may deliver this prospectus in connection with such short sales and use the notes or shares of common stock covered by this prospectus to cover such short sales. In addition, any notes or shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144, Rule 144A or any other available exemption from registration under the Act may be sold under Rule 144, Rule 144A or such other available exemption.

         Selling securityholders and any underwriters, dealers, brokers, or agents who participate in the distribution of the notes or shares of common stock may be deemed to be "underwriters" within the meaning of the Act and any profits on the sale of the notes or shares of common stock by them and any discounts, commissions or concessions received by any such underwriters, dealers, brokers or agents may be deemed to be underwriting discounts and commissions under the Act.

         The selling securityholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M which may limit the timing of purchases and sales of the notes and shares of common stock by the selling securityholders and any other such person. Furthermore, Regulation M under the Exchange Act may restrict the ability of any person engaged in a distribution of the notes or shares of common stock to engage in market-making activities with respect to the notes and shares of common stock being distributed for a period of up to five business days prior to the commencement of such distribution. All of the foregoing may affect the marketability of the notes and shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the notes and shares of common stock.

         Pursuant to the registration agreement entered into in connection with the offer and sale of the notes by Y&R, each of Y&R and the selling securityholders will be indemnified by the other against certain liabilities, including certain liabilities under the Act, or will be entitled to contribution in connection therewith.

         Y&R will pay all expenses of the shelf registration statement, provided that each selling securityholder will pay any broker's commission, agency fee or underwriter's discount or commission.


                                  LEGAL MATTERS

         The validity of the notes and shares of common stock issuable upon conversion of the notes offered hereby will be passed upon for Y&R by Stephanie
W. Abramson.

                                     EXPERTS

         The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of Young & Rubicam Inc. for the year ended December 31, 1999 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  Other Expenses of Issuance and Distribution.

         The following table sets forth estimated expenses in connection with the issuance and distribution of the securities being registered, other than any broker's commissions, agency fees or underwriting discounts and commissions that may be payable by the selling securityholders:

Securities and Exchange Commission registration fee..............  $67,361.25
National Association of Securities Dealers, Inc. filing fee......   26,016
Legal fees and expenses..........................................   65,000
Accounting fees and expenses.....................................   10,000
  Total.......................................................... $168,377.25

Item 15.  Indemnification of Directors and Officers.

     Article XI of Young & Rubicam Inc.'s Amended and Restated Certificate of Incorporation provides substantially as follows:

     Section 1. Elimination of Certain Liability of Directors. A director of the Company shall not be personally liable to Y&R or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

     Section 2. Indemnification and Insurance.

     (a) Right to indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended but, in the case of any such amendment, to the fullest extent permitted by law, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Company may, by action of the Board of Directors, provide indemnification to employees and agents of the Company with the same scope and effect as the foregoing indemnification of directors and officers.

     (b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this
Section is not paid in full by the Company within thirty days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Company) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Company (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     (c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-law, agreement, vote of stockholders or disinterested directors or otherwise.

     (d) Insurance. The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

     Section 145 of the General Corporation Law of the State of Delaware provides as follows:

     (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

     (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted under, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

     (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "servicing at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expense proved by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

     Section 5 of the Young & Rubicam Inc. Management Voting Trust Agreement provided substantially as follows:

     The Company hereby agrees to assume liability for and does hereby indemnify, protect, save and hold harmless the Voting Trustees and their successors, assigns, agents and servants to the full extent lawful from and against any and all liabilities, obligations, losses, damages, penalties, taxes, claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever ("Losses") that may be imposed, incurred by or asserted against the Voting Trustees or any of them individually in any way relating to or arising under the Management Voting Trust Agreement or the enforcement of any of the terms thereof or in any way relating to or arising out of the administration of the trusts created thereby or the action or inaction of the Management Voting Trust thereunder, unless the Company shall sustain the burden of proving by clear and convincing evidence that such Losses were proximately caused by an act or omission on the part of such Voting Trustee or Voting Trustees that was not taken in good faith or that was not reasonably believed to be in or not opposed to the best interests of the Company and the Management Investors as a group. The Company shall advance to any Voting Trustee all reasonable expenses in connection with litigation arising under the Management Voting Trust Agreement or the enforcement of any of the terms thereof or in any way relating to or arising out of the administration of the trusts created thereby or the action or inaction of the Management Voting Trust thereunder, including, but not limited to, expenses in connection with litigation in which such Voting Trustee purports to seek to enforce any portion of the Management Voting Trust Agreement. A Voting Trustee shall be required to execute an undertaking agreeing to repay the Company the amount so advanced in the event it is ultimately determined that such Voting Trustee is not entitled to indemnification with respect to such Losses, but the Voting Trustee shall not be required to give a bond or any security for the advancement of such expenses. To the extent insurance is available on commercially reasonable terms, the Company will procure and maintain (for the benefit of the Company and the Voting Trustees) insurance covering the Voting Trustees at least to the extent their conduct would give rise to indemnification under the Management Voting Trust Agreement. The provisions contained in this indemnification section shall survive the termination of the Management Voting Trust Agreement.

     The Young & Rubicam Holdings Inc. Restricted Stock Plan and Management Stock Option Plan each provide that no member of the Compensation Committee of the board of directors or of the board of directors shall be liable for any action or determination made in good faith with respect to such plan or any grant under such plan. The Restricted Stock Plan and the Management Stock Plan each provide that to the fullest extent permitted by law, the Company shall indemnify and save harmless each person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that such person, or such person's testator or intestate, is or was a member of the Compensation Committee of the board of directors. The Young & Rubicam Inc. 1997 Incentive Compensation Plan (the "1997 ICP") provides that no member of the Compensation Committee of the board of directors or any officer or employee of Y&R or an affiliate acting at the direction or on behalf of the Compensation Committee shall be personally liable for any action or determination taken or made in good faith with respect to the 1997 ICP, and shall, to the extent permitted by law, be fully indemnified and protected by Y&R with respect to any such action or determination.

     Young & Rubicam Inc. also carries liability insurance covering officers and directors.

ITEM 16.  Exhibits.

 Exhibit Number     Description
 --------------     -----------

    4.1 Indenture dated as of January 20, 2000 between Y&R and The Bank of New York, as trustee (incorporated by reference from Exhibit 10.28 to Y&R's Annual Report on Form 10-K for the year ended December 31, 1999 (File No. 001-14093)).*

    4.2             Form of Note (included in Exhibit 4.1).*

    4.3 Registration Agreement dated as of January 20, 2000 between Y&R and Salomon Smith Barney Inc., Bear Stearns & Co. Inc., Donaldson Lufkin & Jenrette Securities Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and Thomas Weisel Partners LLC.*

     5              Opinion of Stephanie W. Abramson, Esq.

     12             Statement of Ratio of Earnings to Fixed Charges.

    23.1            Consent of PricewaterhouseCoopers LLP.

    23.2            Consent of Stephanie W. Abramson, Esq. (included in
                    Exhibit 5).

    24.1            Power of Attorney (included on signature pages).*

    24.2            Power of Attorney.

     25             Statement regarding Eligibility of Trustee on Form T-1.*

-------------------


* Previously filed

ITEM 17.  Undertakings.

     (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement;

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this registration statement; and

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on July 10, 2000.



                                       YOUNG & RUBICAM INC.


                                       By: /s/ Stephanie W. Abramson
                                           -----------------------------------
                                           Name:  Stephanie W. Abramson
                                           Title: Executive Vice President and
                                                  General Counsel

                                POWER OF ATTORNEY

     We, the undersigned officers and directors of Young & Rubicam Inc., hereby severally and individually constitute and appoint Michael J. Dolan, Stephanie W. Abramson and Jacques Tortoroli each of them, the true and lawful attorneys-in-fact and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) (1) any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents or instruments necessary or advisable in connection therewith, and (2) a Registration Statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, each of said attorneys-in-fact and agents to have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in and about the premises, as fully to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys-in-fact and agents or each of them to any and all such amendments and instruments.

     This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                                      Title                            Date
          ---------                                      -----                            ----
            *
---------------------------------     Chairman and Chief Executive Officer of Y&R      July 10, 2000
   Thomas D. Bell, Jr.                       (principal executive officer)

            *
---------------------------------     Chairman and Chief Executive Officer of Y&R      July 10, 2000
      Edward H. Vick                           Advertising and Director

            *
---------------------------------      Vice Chairman, President, Chief Operating       July 10, 2000
     Michael J. Dolan                 Officer and Chief Financial Officer of Y&R
                                                     and Director
                                             (principal financial officer)

            *
---------------------------------           Senior Vice President, Finance             July 10, 2000
    Jacques Tortoroli                       (principal accounting officer)

            *
---------------------------------                      Director                        July 10, 2000
    Richard S. Bodman

            *
---------------------------------                      Director                        July 10, 2000
    F. Warren Hellman

            *
---------------------------------                      Director                        July 10, 2000
    Michael H. Jordan

            *
---------------------------------                      Director                        July 10, 2000
 Sir Christopher Lewinton

            *
---------------------------------                      Director                        July 10, 2000
   John F. McGillicuddy

            *
---------------------------------                      Director                        July 10, 2000
     Dr. Judith Rodin

            *
---------------------------------                      Director                        July 10, 2000
     Alan D. Schwartz


    * By: /s/ Stephanie W. Abramson
          --------------------------------
          Stephanie W. Abramson
          Attorney-in-Fact

                                  EXHIBIT INDEX

  Exhibit
  Number            Description
  -------           -----------

   4.1 Indenture dated as of January 20, 2000 between Y&R and The Bank of New York, as trustee (incorporated by reference from Exhibit 10.28 to Y&R's Annual Report on Form 10-K for the year ended December 31, 1999 (File No. 001-14093)).*

   4.2              Form of Note (included in Exhibit 4.1).*

   4.3 Registration Agreement dated as of January 20, 2000 between Y&R and Salomon Smith Barney Inc., Bear Stearns & Co. Inc., Donaldson Lufkin & Jenrette Securities Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and Thomas Weisel Partners LLC.*

    5               Opinion of Stephanie W. Abramson, Esq.

    12              Statement of Ratio of Earnings to Fixed Charges.

   23.1             Consent of PricewaterhouseCoopers LLP.

   23.2             Consent of Stephanie W. Abramson, Esq. (included in
                    Exhibit 5).

   24.1             Power of Attorney (included on signature pages).*

   24.2             Power of Attorney.

    25              Statement regarding Eligibility of Trustee on Form T-1.*

-------------------------

* Previously filed